                                                                    Exhibit 10.1







                           ________________________________


                              FIRST AMENDED AND RESTATED

                           AGREEMENT OF LIMITED PARTNERSHIP

                                          OF

                         SL GREEN OPERATING PARTNERSHIP, L.P.


                           ________________________________
















                                                       Dated as of________, 1997


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                                  TABLE OF CONTENTS


ARTICLE I DEFINED TERMS......................................................  1

ARTICLE II ORGANIZATIONAL MATTERS............................................ 15
    Section 2.1         Organization........................................ 15
    Section 2.2         Name................................................ 15
    Section 2.3         Registered Office and Agent; Principal Office....... 16
    Section 2.4         Term................................................ 16

ARTICLE III PURPOSE.......................................................... 16
    Section 3.1         Purpose and Business................................ 16
    Section 3.2         Powers.............................................. 17
    Section 3.3         Partnership Only for Purposes Specified............. 17

ARTICLE IV CAPITAL CONTRIBUTIONS AND ISSUANCES
                OF PARTNERSHIP INTERESTS........................... 17
    Section 4.1         Capital Contributions of the Partners............... 17
    Section 4.2         Issuances of Partnership Interests.................. 18
    Section 4.3         No Preemptive Rights................................ 20
    Section 4.4         Other Contribution Provisions....................... 20
    Section 4.5         No Interest on Capital.............................. 20

ARTICLE V DISTRIBUTIONS...................................................... 20
    Section 5.1         Requirement and Characterization of Distributions... 20
    Section 5.2         Amounts Withheld.................................... 23
    Section 5.3         Distributions Upon Liquidation...................... 23
    Section 5.4         Revisions to Reflect Issuance of Additional
                        Partnership Interests............................... 23

ARTICLE VI ALLOCATIONS....................................................... 23
    Section 6.1         Allocations For Capital Account Purposes............ 23
    Section 6.2         Revisions to Allocations to Reflect Issuance of
                        Additional Partnership Interests.................... 25

ARTICLE VII MANAGEMENT AND OPERATIONS OF BUSINESS............................ 25
    Section 7.1         Management.......................................... 25
    Section 7.2         Certificate of Limited Partnership.................. 30
    Section 7.3         Title to Partnership Assets......................... 30
    Section 7.4         Reimbursement of the General Partner................ 30
    Section 7.5         Outside Activities of the General Partner........... 32
    Section 7.6         Transactions with Affiliates........................ 34
    Section 7.7         Indemnification..................................... 34


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    Section 7.8         Liability of the General Partner.................... 37
    Section 7.9         Other Matters Concerning the General Partner........ 38
    Section 7.10        Reliance by Third Parties........................... 38
    Section 7.11        Restrictions on General Partner's Authority......... 39
    Section 7.12        Loans by Third Parties.............................. 46

ARTICLE VIII RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS...................... 46
    Section 8.1         Limitation of Liability............................. 46
    Section 8.2         Management of Business.............................. 46
    Section 8.3         Outside Activities of Limited Partners.............. 46
    Section 8.4         Return of Capital................................... 47
    Section 8.5         Rights of Limited Partners Relating to the
                        Partnership......................................... 47
    Section 8.6         Redemption Right.................................... 49

ARTICLE IX BOOKS, RECORDS, ACCOUNTING AND REPORTS............................ 51
    Section 9.1         Records and Accounting.............................. 51
    Section 9.2         Fiscal Year......................................... 51
    Section 9.3         Reports............................................. 52

ARTICLE X TAX MATTERS........................................................ 52
    Section 10.1        Preparation of Tax Returns.......................... 52
    Section 10.2        Tax Elections....................................... 52
    Section 10.3        Tax Matters Partner................................. 53
    Section 10.4        Organizational Expenses............................. 54
    Section 10.5        Withholding......................................... 54

ARTICLE XI TRANSFERS AND WITHDRAWALS......................................... 55
    Section 11.1        Transfer............................................ 55
    Section 11.2        Transfers of Partnership Interests of General
                        Partner............................................. 56
    Section 11.3        Limited Partners' Rights to Transfer................ 56
    Section 11.4        Substituted Limited Partners........................ 58
    Section 11.5        Assignees........................................... 58
    Section 11.6        General Provisions.................................. 59

ARTICLE XII ADMISSION OF PARTNERS............................................ 61
    Section 12.1        Admission of Successor General Partner.............. 61
    Section 12.2        Admission of Additional Limited Partners............ 61
    Section 12.3        Amendment of Agreement and Certificate of
                        Limited Partnership................................. 62

ARTICLE XIII DISSOLUTION AND LIQUIDATION..................................... 62
    Section 13.1        Dissolution......................................... 62
    Section 13.2        Winding Up.......................................... 63
    Section 13.3        Compliance with Timing Requirements of
                        Regulations......................................... 64

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    Section 13.4        Deemed Distribution and Recontribution.............. 65
    Section 13.5        Rights of Limited Partners.......................... 65
    Section 13.6        Notice of Dissolution............................... 65
    Section 13.7        Cancellation of Certificate of Limited
                        Partnership......................................... 66
    Section 13.8        Reasonable Time for Winding Up...................... 66
    Section 13.9        Waiver of Partition................................. 66
    Section 13.10       Liability of Liquidator............................. 66

ARTICLE XIV AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS..................... 66
    Section 14.1        Amendments.......................................... 66
    Section 14.2        Meetings of the Partners............................ 68

ARTICLE XV GENERAL PROVISIONS................................................ 69
    Section 15.1        Addresses and Notice................................ 69
    Section 15.2        Titles and Captions................................. 69
    Section 15.3        Pronouns and Plurals................................ 69
    Section 15.4        Further Action...................................... 70
    Section 15.5        Binding Effect...................................... 70
    Section 15.6        Creditors........................................... 70
    Section 15.7        Waiver.............................................. 70
    Section 15.8        Counterparts........................................ 70
    Section 15.9        Applicable Law...................................... 70
    Section 15.10       Invalidity of Provisions............................ 71
    Section 15.11       Power of Attorney................................... 71
    Section 15.12       Entire Agreement.................................... 72
    Section 15.13       No Rights as Stockholders........................... 72
    Section 15.14       Limitation to Preserve REIT Status.................. 72

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                                      EXHIBIT A
                                     PARTNERS AND
                                PARTNERSHIP INTERESTS

                                      EXHIBIT B
                             CAPITAL ACCOUNT MAINTENANCE

                                      EXHIBIT C
                               SPECIAL ALLOCATION RULES

                                      EXHIBIT D
                                 NOTICE OF REDEMPTION

                                      EXHIBIT E
                            VALUE OF CONTRIBUTED PROPERTY

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                              FIRST AMENDED AND RESTATED
                           AGREEMENT OF LIMITED PARTNERSHIP
                                          OF
                         SL GREEN OPERATING PARTNERSHIP, L.P.

    THIS FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP, dated as of ___________, 1997, is entered into by and among SL Green Realty Corp., a Maryland corporation, as the General Partner of and a Limited Partner in the Partnership, and the Persons (as defined below) whose names are set forth on Exhibit A, as attached hereto (as it may be amended from time to time).

    WHEREAS, the Partnership was formed on _____________, 1997, and, on ___________, 1997, the Partnership adopted an Agreement of Limited Partnership (the "Prior Agreement"); and

    WHEREAS, the parties hereto will make certain capital contributions to the Partnership;

    NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend and restate the Prior Agreement in its entirety and agree to continue the Partnership as a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as amended from time to time, as follows:

                                      ARTICLE I
                                    DEFINED TERMS

         The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

         "ACT" means the Delaware Revised Uniform Limited Partnership Act, 6 DEL. C. Section 17-101, ET SEQ., as it may be amended from time to time, and any successor to such statute.

         "ADDITIONAL LIMITED PARTNER" means a Person admitted to the Partnership as a Limited Partner pursuant to Section 12.2 hereof and who is shown as such on the books and records of the Partnership.

         "ADJUSTED CAPITAL ACCOUNT" means the Capital Account maintained for each Partner as of the end of each Partnership Year (i) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (ii) decreased by the items described in Regulations Sections 1.704-l(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-l(b)(2)(ii)(d)(6).
The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-l(b)(2)(ii)(d) and shall be interpreted consistently therewith.


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         "ADJUSTED CAPITAL ACCOUNT DEFICIT" means, with respect to any Partner, the deficit balance, if any, in such Partner's Adjusted Capital Account as of the end of the relevant Partnership Year.

         "ADJUSTED PROPERTY" means any property the Carrying Value of which has been adjusted pursuant to EXHIBIT B hereto.

         "ADJUSTMENT DATE" has the meaning set forth in Section 4.2.B hereof.

         "AFFILIATE" means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting interests of such Person, (iii) any Person of which such Person owns or controls ten percent (10%) or more of the voting interests or
(iv) any officer, director, general partner or trustee of such Person or any Person referred to in clauses (i), (ii), and (iii) above. For purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "AGREED VALUE" means (i) in the case of any Contributed Property contributed to the Partnership as part of or in connection with the Consolidation, the amount set forth on Exhibit E attached hereto as the Agreed Value of such Property; (ii) in the case of any other Contributed Property, the 704(c) Value of such property as of the time of its contribution to the Partnership, reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed; and
(iii) in the case of any property distributed to a Partner by the Partnership, the Partnership's Carrying Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution as determined under Section 752 of the Code and the Regulations thereunder.

         "AGREEMENT" means this First Amended and Restated Agreement of Limited Partnership, as it may be amended, supplemented or restated from time to time.

         "ARTICLES OF INCORPORATION" means the Articles of Incorporation or other organizational document governing the General Partner, as amended or restated from time to time.

         "ASSIGNEE" means a Person to whom one or more Partnership Units have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in
Section 11.5 hereof.

         "AVAILABLE CASH" means, with respect to any period for which such calculation is being made:

         (a) all cash revenues and funds received by the Partnership from whatever source (excluding the proceeds of any Capital Contribution) plus the amount of any reduction (including, without limitation, a reduction resulting because the General Partner determines such amounts are no longer necessary) in reserves of the Partnership, which reserves are referred to in clause (b)(iv) below;

         (b) less the sum of the following (except to the extent made with the proceeds of any Capital Contribution):

              (i) all interest, principal and other debt payments made during such period by the Partnership,

              (ii) all cash expenditures (including capital expenditures) made by the Partnership during such period,

              (iii) investments in any entity (including loans made thereto) to the extent that such investments are permitted under this Agreement and are not otherwise described in clauses (b)(i) or (ii), and

              (iv) the amount of any increase in reserves established during such period which the General Partner determines is necessary or appropriate in its sole and absolute discretion.

Notwithstanding the foregoing, Available Cash shall not include any cash received or reductions in reserves, or take into account any disbursements made or reserves established, after commencement of the dissolution and liquidation of the Partnership.

         "BOOK-TAX DISPARITIES" means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner's share of the Partnership's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner's Capital Account balance as maintained pursuant to EXHIBIT B hereto and the hypothetical balance of such Partner's Capital Account computed as if it had been maintained, with respect to each such Contributed Property or Adjusted Property, strictly in accordance with federal income tax accounting principles.

         "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

         "CAPITAL ACCOUNT" means the Capital Account maintained for a Partner pursuant to EXHIBIT B hereto.

         "CAPITAL CONTRIBUTION" means, with respect to any Partner, any cash, cash equivalents or the Agreed Value of Contributed Property which such Partner contributes or is deemed to contribute to the Partnership pursuant to Section
4.1 or 4.2 hereof.

         "CARRYING VALUE" means (i) with respect to a Contributed Property or Adjusted Property, the 704(c) Value of such property reduced (but not below zero) by all Depreciation with respect to such Contributed Property or Adjusted Property, as the case may be, charged to the Partners' Capital Accounts and (ii) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with EXHIBIT B hereto, and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

         "CASH AMOUNT" means an amount of cash equal to the Value on the Valuation Date of the Shares Amount.

         "CERTIFICATE" means the Certificate of Limited Partnership relating to the Partnership filed in the office of the Delaware Secretary of State on June 12, 1997, as amended from time to time in accordance with the terms hereof and the Act.

         "CHARTER DOCUMENTS" has the meaning set forth in Section 7.11.D hereof.

         "CLASS A" has the meaning set forth in Section 5.1.C hereof.

         "CLASS A SHARE" has the meaning set forth in Section 5.1.C hereof.

         "CLASS A UNIT" means any Partnership Unit that is not specifically designated by the General Partner as being of another specified class of Partnership Units.

         "CLASS B" has the meaning set forth in Section 5.1.C hereof.

         "CLASS B SHARE" has the meaning set forth in Section 5.1.C hereof.

         "CLASS B UNIT" means a Partnership Unit that is specifically designated by the General Partner as being a Class B Unit.

         "CODE" means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable Regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

         "CONSENT" means the consent or approval of a proposed action by a Partner given in accordance with Section 14.2 hereof.

         "CONSENT OF CERTAIN LIMITED PARTNERS" means Consent of the holders of 75% in the aggregate of the 673 First Avenue Units and the 470 Park Avenue South Units, collectively considered as one group.

         "CONSENT OF THE OUTSIDE LIMITED PARTNERS" means the Consent of Limited Partners (excluding for this purpose any Limited Partnership Interests held by the General Partner, any Person of which the General Partner owns or controls more than fifty percent (50%) of the voting interests and any Person owning or controlling, directly or indirectly, more than fifty percent (50%) of the outstanding voting interests of the General Partner) holding Percentage Interests that are greater than fifty percent (50%) of the aggregate Percentage Interest of all Limited Partners who are not excluded for the purposes hereof.

         "CONSOLIDATION" means the transactions whereby the Partnership will acquire interests in certain office properties located in midtown Manhattan and certain property management and construction businesses, which provide services to those properties and to other properties in the New York metropolitan area, in exchange for Partnership Units upon completion of an initial public offering by S.L. Green Realty Corporation.

         "CONSOLIDATION TRANSACTION" has the meaning set forth in Section 7.11.C.(5) hereof.

         "CONTRIBUTED PROPERTY" means each property or other asset contributed to the Partnership, in such form as may be permitted by the Act, but excluding cash contributed or deemed contributed to the Partnership. Once the Carrying Value of a Contributed Property is adjusted pursuant to EXHIBIT B hereto, such property shall no longer constitute a Contributed Property for purposes of EXHIBIT B hereto, but shall be deemed an Adjusted Property for such purposes.

         "CONVERSION FACTOR" means 1.0; provided that in the event that the General Partner Entity (i) declares or pays a dividend on its outstanding Shares in Shares or makes a distribution to all holders of its outstanding Shares in Shares, (ii) subdivides its outstanding Shares or (iii) combines its outstanding Shares into a smaller number of Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time) and the denominator of which shall be the actual number of Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination; and PROVIDED, FURTHER that in the event that an entity shall cease to be the General Partner Entity (the "Predecessor Entity") and another entity shall become the General Partner Entity (the "Successor Entity"), the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which is the Value of one share of the Predecessor Entity, determined as of the time immediately prior to when the Successor Entity becomes the General Partner Entity, and the denominator of which is the Value of one Share of the Successor Entity determined as of that same date. (For purposes of the second proviso in the preceding sentence, in the event that any stockholders of the Predecessor Entity will receive consideration in connection with the transaction in which the Successor Entity becomes the General Partner Entity, the numerator in the fraction described above for determining the adjustment to the Conversion Factor (that is, the Value of one Share of the Predecessor Entity) shall be the sum of the greatest amount of cash and the fair market value of any securities and other consideration that the holder of one Share in the Predecessor Entity could have received in such transaction (determined without regard to any provisions governing fractional shares).) Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for the event giving rise thereto; it being intended that (x) adjustments to the Conversion Factor are to be made in order to avoid unintended dilution or anti-dilution as a result of transactions in which Shares are issued, redeemed or exchanged without a corresponding issuance, redemption or exchange of Partnership Units and (y) if a Specified Redemption Date shall fall between the record date and the effective date of any event of the type described above, that the Conversion Factor applicable to such redemption shall be adjusted to take into account such event.

         "DEBT" means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person, (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person's interest in such property, even though such Person has not assumed or become liable for the payment thereof, and (iv) obligations of such Person incurred in connection with entering into a lease which, in accordance with generally accepted accounting principles, should be capitalized.

         "DEEMED PARTNERSHIP INTEREST VALUE" means, as of any date with respect to any class of Partnership Interests, the Deemed Value of the Partnership Interest of such class multiplied by the applicable Partner's Percentage Interest of such class.

         "DEEMED VALUE OF THE PARTNERSHIP INTEREST" means, as of any date with respect to any class of Partnership Interests, (a) if the shares of common stock (or other comparable equity interests) of the General Partner are Publicly Traded (i) the total number of shares of capital stock (or other comparable equity interest) of the General Partner corresponding to such class of Partnership Interest (as provided for in Section 4.2.B hereof) issued and outstanding as of the close of business on such date (excluding any treasury shares) multiplied by the Value of a share of such capital stock (or other comparable equity interest) on such date DIVIDED BY (ii) the Percentage Interest of the General Partner in such class of Partnership Interests on such date, and
(b) otherwise, the aggregate Value of such class of Partnership Interests determined as set forth in the fourth and fifth sentences of the definition of Value.

         "DEPRECIATION" means, for each fiscal year, an amount equal to the federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year, except that if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year bears to such beginning adjusted tax basis; PROVIDED, HOWEVER, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the General Partner.

         "DISTRIBUTION PERIOD" has the meaning set forth in Section 5.1.C hereof.

         "EFFECTIVE DATE" means the date of the closing of the Consolidation.

         "EQUITY MERGER" has the meaning set forth in Section 7.11.D hereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXCHANGED PROPERTY" has the meaning set forth in Section 7.11.C hereof.

         "470 PARK SOUTH, L.P." means 470 Park Avenue South, L.P., a New York limited partnership.

         "470 PARK AVENUE SOUTH PROPERTY" has the meaning set forth in Section 7.11.C hereof.

         "470 PARK AVENUE SOUTH UNITS" has the meaning set forth in Section 7.11.C hereof.

         "FUNDING DEBT" means the incurrence of any Debt by or on behalf of the General Partner for the purpose of providing funds to the Partnership.

         "GENERAL PARTNER" means S.L. Green Realty Corporation, a Maryland corporation, or its successors as general partner of the Partnership.

         "GENERAL PARTNER ENTITY" means the General Partner; provided, however, that if (i) the shares of common stock (or other comparable equity interests) of the General Partner are at any time not Publicly Traded and (ii) the shares of common stock (or other comparable equity interests) of an entity that owns, directly or indirectly, fifty percent (50%) or more of the shares of common stock (or other comparable equity interests) of the General Partner are Publicly

Traded, the term "General Partner Entity" shall refer to such entity whose shares of common stock (or other comparable equity securities) are Publicly Traded. If both requirements set forth in clauses (i) and (ii) above are not satisfied, then the term "General Partner Entity" shall mean the General Partner.

         "GENERAL PARTNER PAYMENT" has the meaning set forth in Section 15.14 hereof.

         "GENERAL PARTNERSHIP INTEREST" means a Partnership Interest held by the General Partner that is a general partnership interest. A General Partnership Interest may be expressed as a number of Partnership Units.

         "IRS" means the Internal Revenue Service, which administers the internal revenue laws of the United States.

         "IMMEDIATE FAMILY" means, with respect to any natural Person, such natural Person's spouse, parents, descendants, nephews, nieces, brothers, and sisters.

         "INCAPACITY" or "INCAPACITATED" means, (i) as to any individual Partner, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Partner incompetent to manage his or her Person or estate, (ii) as to any corporation which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter, (iii) as to any partnership which is a Partner, the dissolution and commencement of winding up of the partnership, (iv) as to any estate which is a Partner, the distribution by the fiduciary of the estate's entire interest in the Partnership, (v) as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee) or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner, (c) the Partner executes and delivers a general assignment for the benefit of the Partner's creditors, (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above, (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner's properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (g) the appointment without the Partner's consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety
(90) days of such appointment or (h) an appointment referred to in clause (g) is not vacated within ninety (90) days after the expiration of any such stay.

         "INDEMNITEE" means (i) any Person made a party to a proceeding or threatened with being made a party to a proceeding by reason of its status as
(A) the General Partner, (B) a Limited Partner or (C) a director or officer of the Partnership or the General Partner and (ii) such other Persons (including Affiliates of the General Partner, a Limited Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

         "LIMITED PARTNER" means any Person named as a Limited Partner in Exhibit A attached hereto, as such Exhibit may be amended and restated from time to time, or any Substituted Limited Partner or Additional Limited Partner, in such Person's capacity as a Limited Partner in the Partnership.

         "LIMITED PARTNERSHIP INTEREST" means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partnership Interest may be expressed as a number of Partnership Units.

         "LIQUIDATING EVENT" has the meaning set forth in Section 13.1 hereof.

         "LIQUIDATING TRANSACTION" has the meaning set forth in Section 7.11.C hereof.

         "LIQUIDATOR" has the meaning set forth in Section 13.2.A hereof.

         "NET INCOME" means, for any taxable period, the excess, if any, of the Partnership's items of income and gain for such taxable period over the Partnership's items of loss and deduction for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with EXHIBIT B hereto. If an item of income, gain, loss or deduction that has been included in the initial computation of Net Income is subjected to the special allocation rules in EXHIBIT C hereto, Net Income or the resulting Net Loss, whichever the case may be, shall be recomputed without regard to such item.

         "NET LOSS" means, for any taxable period, the excess, if any, of the Partnership's items of loss and deduction for such taxable period over the Partnership's items of income and gain for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with EXHIBIT B. If an item of income, gain, loss or deduction that has been included in the initial computation of Net Loss is subjected to the special allocation rules in EXHIBIT C hereto, Net Loss or the resulting Net Income, whichever the case may be, shall be recomputed without regard to such item.

         "NEW SECURITIES" means (i) any rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase shares of capital stock (or other comparable equity interest) of the General Partner, excluding grants under any Stock

Option Plan, or (ii) any Debt issued by the General Partner that provides any of the rights described in clause (i).

         "NONRECOURSE BUILT-IN GAIN" means, with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or negative pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Section 2.B of EXHIBIT C hereto if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

         "NONRECOURSE DEDUCTIONS" has the meaning set forth in Regulations
Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership Year shall be determined in accordance with the rules of Regulations
Section 1.704-2(c).

         "NONRECOURSE LIABILITY" has the meaning set forth in Regulations
Section 1.752-1(a)(2).

         "NOTICE OF REDEMPTION" means a Notice of Redemption substantially in the form of EXHIBIT D attached hereto.

         "PARTNER" means the General Partner or a Limited Partner, and "Partners" means the General Partner and the Limited Partners.

         "PARTNER MINIMUM GAIN" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

         "PARTNER NONRECOURSE DEBT" has the meaning set forth in Regulations
Section 1.704-2(b)(4).

         "PARTNER NONRECOURSE DEDUCTIONS" has the meaning set forth in Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

         "PARTNERSHIP" means the limited partnership formed under the Act and continued upon the terms and conditions set forth in this Agreement, and any successor thereto.

         "PARTNERSHIP INTEREST" means a Limited Partnership Interest or the General Partnership Interest and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of Partnership Units.

         "PARTNERSHIP MINIMUM GAIN" has the meaning set forth in Regulations
Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

         "PARTNERSHIP RECORD DATE" means the record date established by the General Partner either (i) for the distribution of Available Cash pursuant to
Section 5.1 hereof, which record date shall be the same as the record date established by the General Partner Entity for a distribution to its stockholders of some or all of its portion of such distribution received by the General Partner if the shares of common stock (or comparable equity interests) of the General Partner Entity are Publicly Traded, or (ii) if applicable, for determining the Partners entitled to vote on or consent to any proposed action for which the consent or approval of the Partners is sought pursuant to Section
14.2 hereof.

         "PARTNERSHIP UNIT" means a fractional, undivided share of the Partnership Interests of all Partners issued pursuant to, Sections 4.1 and 4.2 hereof, and includes Class A Units, Class B Units and any other classes or series of Partnership Units established after the date hereof. The number of Partnership Units outstanding and the Percentage Interests in the Partnership represented by such Partnership Units are set forth in EXHIBIT A hereto, as such Exhibit may be amended and restated from time to time. The ownership of Partnership Units may be evidenced by a certificate in a form approved by the General Partner.

         "PARTNERSHIP YEAR" means the fiscal year of the Partnership, which shall be the calendar year.

         "PERCENTAGE INTEREST" means, as to a Partner holding a class of Partnership Interests, its interest in such class, determined by dividing the Partnership Units of such class owned by such Partner by the total number of Partnership Units of such class then outstanding as specified in EXHIBIT A attached hereto, as such exhibit may be amended and restated from time to time, multiplied by the aggregate Percentage Interest allocable to such class of Partnership Interests. In the event that the Partnership shall at any time have outstanding more than one class of Partnership Interests, the Percentage Interest attributable to each class of Partnership Interests shall be determined as set forth in Section 4.2.B hereof.

         "PERSON" means a natural person, partnership (whether general or limited), trust, estate, association, corporation, limited liability company, unincorporated organization, custodian, nominee or any other individual or entity in its own or any representative capacity.

         "PREDECESSOR ENTITY" has the meaning set forth in the definition of "Conversion Factors herein.

         "PUBLICLY TRADED" means listed or admitted to trading on the New York Stock Exchange, the American Stock Exchange or another national securities exchange or designated for quotation on the NASDAQ National Market, or any successor to any of the foregoing.

         "QUALIFIED REIT SUBSIDIARY" means any Subsidiary of the General Partner that is a "qualified REIT subsidiary" within the meaning Section 856(i) of the Code.

         "RECAPTURE INCOME" means any gain recognized by the Partnership (computed without regard to any adjustment required by Section 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

         "REDEEMING PARTNER" has the meaning set forth in Section 8.6.A hereof.

         "REDEMPTION AMOUNT" means either the Cash Amount or the Shares Amount, as determined by the General Partner in its sole and absolute discretion; provided that in the event that the Shares are not Publicly Traded at the time a Redeeming Partner exercises its Redemption Right the Redemption Amount shall be paid only in the form of the Cash Amount unless the Redeeming Partner, in its sole and absolute discretion, consents to payment of the Redemption Amount in the form of the Shares Amount. A Redeeming Partner shall have no right, without the General Partner's consent, in its sole and absolute discretion, to receive the Redemption Amount in the form of the Shares Amount.

         "REDEMPTION RIGHT" has the meaning set forth in Section 8.6.A hereof.

         "REGULATIONS" means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         "REIT" means a real estate investment trust under Section 856 of the Code.

         "REIT REQUIREMENTS" has the meaning set forth in Section 5.1.A hereof.

         "REPLACEMENT PROPERTY" has the meaning set forth in Section 7.11.C hereof.

         "RESIDUAL GAIN" or "RESIDUAL LOSS" means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 2.B.1(a) or 2.B.2(a) of EXHIBIT C hereto to eliminate Book-Tax Disparities.

         "SAFE HARBOR" has the meaning set forth in Section 11.6.F hereof.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "704(C) VALUE" of any Contributed Property means the fair market value of such property at the time of contribution as determined by the General Partner using such reasonable method of valuation as it may adopt. Subject to EXHIBIT B hereto, the General Partner shall, in its sole and absolute discretion, use such method as it deems reasonable and appropriate to allocate the aggregate of the 704(c) Values of Contributed Properties in a single or integrated transaction among each separate property on a basis proportional to their fair market values. The 704(c) Values of the Contributed Properties contributed to the Partnership as part of or in connection with the Consolidation are set forth on EXHIBIT E attached hereto.

         "SHARE" means a share of capital stock (or other comparable equity interest) of the General Partner Entity. Shares may be issued in one or more classes or series in accordance with the terms of the Articles of Incorporation (or, if the General Partner is not the General Partner Entity, the organizational documents of the General Partner Entity). In the event that there is more than one class or series of Shares, the term "Shares" shall, as the context requires, be deemed to refer to the class or series of Shares that correspond to the class or series of Partnership Interests for which the reference to Shares is made. When used with reference to Class A Units, the term "Shares" refers to shares of common stock (or other comparable equity interest) of the General Partner Entity.

         "SHARES AMOUNT" means a number of Shares equal to the product of the number of Partnership Units offered for redemption by a Redeeming Partner times the Conversion Factor; PROVIDED THAT, in the event the General Partner Entity issues to all holders of Shares rights, options, warrants or convertible or exchangeable securities entitling such holders to subscribe for or purchase Shares or any other securities or property (collectively, the "rights"), then the Shares Amount for any Partnership Units outstanding prior to the issuance of such rights shall also include such rights that a holder of that number of Shares would be entitled to receive; and PROVIDED, FURTHER that, the Shares Amount shall be adjusted pursuant to Section 7.5 hereof in the event that the General Partner acquires material assets other than on behalf of the Partnership.

         "673 FIRST AVENUE PROPERTY" has the meaning set forth in Section 7.11.C hereof.

         "673 FIRST AVENUE REALTY COMPANY" means 673 First Realty Company, a New York general partnership.

         "673 FIRST AVENUE UNITS" has the meaning set forth in Section 7.11.C hereof.

         "SPECIFIED REDEMPTION DATE" means the tenth Business Day after receipt by the General Partner of a Notice of Redemption; PROVIDED THAT, if the Shares are not Publicly Traded, the Specified Redemption Date means the thirtieth Business Day after receipt by the General Partner of a Notice of Redemption.

         "STOCK OPTION PLAN" means any stock incentive plan of the General Partner, the Partnership or any Affiliate of the Partnership or the General Partner.

         "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, partnership or joint venture, or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

         "SUBSTITUTED LIMITED PARTNER" means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.4 hereof.

         "SUCCESSOR ENTITY" has the meaning set forth in the definition of "Conversion Factor" herein.

         "SUCCESSOR PARTNERSHIP" has the meaning set forth in Section 7.11.C hereof.

         "TENANT" means any tenant from which the General Partner derives rent, either directly or indirectly through partnerships, including the Partnership, or through any Qualified REIT Subsidiary.

         "TERMINATING CAPITAL TRANSACTION" means any sale or other disposition of all or substantially all of the assets of the Partnership for cash or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership for cash.

         "TERMINATION TRANSACTION" has the meaning set forth in Section 11.2.B hereof.

         "TRANSFERRED PROPERTY" has the meaning set forth in Section 7.11.C hereof.

         "UNREALIZED GAIN" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the fair market value of such property (as determined under EXHIBIT B hereto) as of such date, over (ii) the Carrying Value of such property (prior to any adjustment to be made pursuant to EXHIBIT B hereto) as of such date.

         "UNREALIZED LOSS" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the Carrying Value of such property (prior to any adjustment to be made pursuant to EXHIBIT B hereto) as of such date, over (ii) the fair market value of such property (as determined under EXHIBIT B hereto) as of such date.

         "VALUATION DATE" means the date of receipt by the General Partner of a Notice of Redemption or, if such date is not a Business Day, the first Business Day thereafter.

         "VALUE" means, with respect to any outstanding Shares of the General Partner Entity that are Publicly Traded, the average of the daily market price for the ten (10) consecutive trading days immediately preceding the date with respect to which value must be determined or, if such date is not a Business Day, the immediately preceding Business Day. The market price for each such trading day shall be the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day. In the event that the outstanding Shares of the General Partner Entity are Publicly Traded and the Shares Amount includes rights that a holder of Shares would be entitled to receive, then the Value of such rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event that the Shares of the General Partner Entity are not Publicly Traded, the Value of the Shares Amount per Partnership Unit offered for redemption (which will be the Cash Amount per Partnership Unit offered for redemption payable pursuant to Section 8.6.A hereof) means the amount that a holder of one Partnership Unit would receive if each of the assets of the Partnership were to be sold for its fair market value on the Specified Redemption Date, the Partnership were to pay all of its outstanding liabilities, and the remaining proceeds were to be distributed to the Partners in accordance with the terms of this Agreement. Such Value shall be determined by the General Partner, acting in good faith and based upon a commercially reasonable estimate of the amount that would be realized by the Partnership if each asset of the Partnership (and each asset of each Partnership, limited liability company, joint venture or other entity in which the Partnership owns a direct or indirect interest) were sold to an unrelated purchaser in an arms' length transaction where neither the purchaser nor the seller were under economic compulsion to enter into the transaction (without regard to any discount in value as a result of the Partnership's minority interest in any property or any illiquidity of the Partnership's interest in any property). In connection with determining the Deemed Value of the Partnership Interest for purposes of determining the number of additional Partnership Units issuable upon a Capital Contribution funded by an underwritten public offering of shares of capital stock (or other comparable equity interest) of the General Partner, the Value of such shares shall be the public offering price per share of such class of the capital stock (or other comparable equity interest) sold.


                                      ARTICLE II
                                ORGANIZATIONAL MATTERS

SECTION 2.1        ORGANIZATION

         The Partnership is a limited partnership organized pursuant to the provisions of the Act and upon the terms and conditions set forth in the Prior Agreement. The Partners hereby continue the Partnership and amend and restate the Prior Agreement in its entirety. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

SECTION 2.2        NAME

         The name of the Partnership is SL Green Operating Partnership, L.P.
The Partnership's business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words "Limited Partnership," "L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

SECTION 2.3        REGISTERED OFFICE AND AGENT; PRINCIPAL OFFICE

         The address of the registered office of the Partnership in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be Corporation Trust Company. The principal office of the Partnership shall be 70 West 36th Street, New York, New York 10018, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

SECTION 2.4        TERM

         The term of the Partnership commenced on June 12, 1997, the date on which the Certificate was filed in the office of the Secretary of State of the State of Delaware in accordance with the Act, and shall continue until December 31, 209 , unless it is dissolved sooner pursuant to the provisions of Article XIII hereof or as otherwise provided by law.


                                     ARTICLE III
                                       PURPOSE


SECTION 3.1        PURPOSE AND BUSINESS

         The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act; PROVIDED, HOWEVER, that such business shall be limited to and conducted in such a manner as to permit the General Partner Entity at all times to be classified as a REIT, unless the General Partner ceases to qualify or is not qualified as a REIT for any reason or reasons not related to the business conducted by the Partnership; (ii) to enter into any partnership, joint venture, limited liability company or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged, directly or indirectly, in any of the foregoing; and (iii) to do anything necessary or incidental to the foregoing. In connection with the foregoing, the Partners acknowledge that the status of the General Partner Entity as a REIT inures to the benefit of all the Partners and not solely the General Partner or its Affiliates.

SECTION 3.2        POWERS

         The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, including, without limitation, full power and authority, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, borrow money and issue evidences of indebtedness whether or not secured by mortgage, deed of trust, pledge or other lien, acquire, own, manage, improve and develop real property, and lease, sell, transfer and dispose of real property; PROVIDED, HOWEVER, that the Partnership shall not take, or refrain from taking, any action which, in the judgment of the General Partner, in its sole and absolute discretion, (i) could adversely affect the ability of the General Partner Entity to continue to qualify as a REIT, (ii) could subject the General Partner Entity to any additional taxes under Section 857 or Section 4981 of the Code or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the General Partner Entity or its securities, unless such action (or inaction) shall have been specifically consented to by the General Partner in writing.

SECTION 3.3        PARTNERSHIP ONLY FOR PURPOSES SPECIFIED

         The Partnership shall be a partnership only for the purposes specified in Section 3.1 above, and this Agreement shall not be deemed to create a partnership among the Partners with respect to any activities whatsoever other than the activities within the purposes of the Partnership as specified in
Section 3.1 above.


                                      ARTICLE IV
                         CAPITAL CONTRIBUTIONS AND ISSUANCES
                               OF PARTNERSHIP INTERESTS

SECTION 4.1        CAPITAL CONTRIBUTIONS OF THE PARTNERS

         A. INITIAL CAPITAL CONTRIBUTIONS AND RECAPITALIZATION OF THE PARTNERSHIP ON THE EFFECTIVE DATE. On the Effective Date, the Partners will make Capital Contributions to the Partnership in connection with the Consolidation. On the Effective Date, the General Partner will complete EXHIBIT A hereto to reflect the Capital Contributions made by each Partner, the Partnership Units assigned to each Partner and the Percentage Interest in the Partnership represented by such Partnership Units. The Capital Accounts of the Partners and the Carrying Values of the Partnership's Assets shall be determined as of the Effective Date pursuant to Section I.D of EXHIBIT B hereto to reflect the Capital Contributions made on the Effective Date.

         B. GENERAL PARTNERSHIP INTEREST. A number of Partnership Units held by the General Partner equal to one percent (1%) of all outstanding Partnership Units shall be deemed to be the General Partner Partnership Units and shall be the General Partnership Interest. All other Partnership Units held by the General Partner shall be deemed to be Limited Partnership Interests and shall be held by the General Partner in its capacity as a Limited Partner in the Partnership.

         C. CAPITAL CONTRIBUTIONS BY MERGER. To the extent the Partnership acquires any property by the merger of any other Person into the Partnership, Persons who receive Partnership Interests in exchange for their interests in the Person merging into the Partnership shall become Partners and shall be deemed to have made Capital Contributions as provided in the applicable merger agreement and as set forth in EXHIBIT A hereto.

         D. NO OBLIGATION TO MAKE ADDITIONAL CAPITAL CONTRIBUTIONS. Except as provided in Sections 7.5 and 10.5 hereof, the Partners shall have no obligation to make any additional Capital Contributions or provide any additional funding to the Partnership (whether in the form of loans, repayments of loans or otherwise). No Partner shall have any obligation to restore any deficit that may exist in its Capital Account, either upon a liquidation of the Partnership or otherwise.

SECTION 4.2        ISSUANCES OF PARTNERSHIP INTERESTS

         A. GENERAL. The General Partner is hereby authorized to cause the Partnership from time to time to issue to Partners (including the General Partner and its Affiliates) or other Persons (including, without limitation, in connection with the contribution of property to the Partnership) Partnership Units or other Partnership Interests in one or more classes, or in one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partnership Interests, all as shall be determined, subject to applicable Delaware law, by the General Partner in its sole and absolute discretion, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests, (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions and (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; PROVIDED, that no such Partnership Units or other Partnership Interests shall be issued to the General Partner unless either (a) the Partnership Interests are issued in connection with the grant, award or issuance of Shares or other equity interests in the General Partner having designations, preferences and other rights such that the economic interests attributable to such Shares or other equity interests are substantially similar to the designations, preferences and other rights (except voting rights) of the additional Partnership Interests issued to the General Partner in accordance with this Section 4.2.A or (b) the Partnership Interests are issued to all Partners holding Partnership Interests in the same class in proportion to their respective Percentage Interests in such class. In the event that the Partnership issues Partnership Interests pursuant to this Section 4.2.A, the General Partner shall make such revisions to this Agreement (including but not limited to the revisions described in Section 5.4, Section
6.2 and Section 8.6 hereof) as it deems necessary to reflect the issuance of such additional Partnership Interests.

         B. PERCENTAGE INTEREST ADJUSTMENTS IN THE CASE OF CAPITAL CONTRIBUTIONS FOR PARTNERSHIP UNITS. Upon the acceptance of additional Capital Contributions in exchange for Partnership Units, the Percentage Interest related thereto shall be equal to a fraction, the numerator of which is equal to the amount of cash, if any, plus the Agreed Value of Contributed Property, if any, contributed with respect to such additional Partnership Units and the denominator of which is equal to the sum of (i) the Deemed Value of the Partnership Interests for all outstanding classes (computed as of the Business Day immediately preceding the date on which the additional Capital Contributions are made (an "Adjustment Date")) plus (ii) the aggregate amount of additional Capital Contributions contributed to the Partnership on such Adjustment Date in respect of such additional Partnership Units. The Percentage Interest of each other Partner holding Partnership Interests not making a full pro rata Capital Contribution shall be adjusted to a fraction the numerator of which is equal to the sum of (i) the Deemed Partnership Interest Value of such Limited Partner (computed as of the Business Day immediately preceding the Adjustment Date) plus
(ii) the amount of additional Capital Contributions (such amount being equal to the amount of cash, if any, plus the Agreed Value of Contributed Property, if any, so contributed), if any, made by such Partner to the Partnership in respect of such Partnership Interest as of such Adjustment Date and the denominator of which is equal to the sum of (i) the Deemed Value of the Partnership Interests of all outstanding classes (computed as of the Business Day immediately preceding such Adjustment Date) plus (ii) the aggregate amount of the additional Capital Contributions contributed to the Partnership on such Adjustment Date in respect of such additional Partnership Interests. For purposes of calculating a Partner's Percentage Interest pursuant to this Section 4.2.B, cash Capital Contributions by the General Partner will be deemed to equal the cash contributed by the General Partner plus (a) in the case of cash contributions funded by an offering of any equity interests in or other securities of the General Partner, the offering costs attributable to the cash contributed to the Partnership, and (b) in the case of Partnership Units issued pursuant to Section 7.5.E hereof, an amount equal to the difference between the Value of the Shares sold pursuant to any Stock Option Plan and the net proceeds of such sale.

         C. CLASSES OF PARTNERSHIP UNITS. From and after the Effective Date, subject to Section 4.2.A above, the Partnership shall have two classes of Partnership Units, entitled "Class A Units" and "Class B Units." Either Class A Units or Class B Units, at the election of the General Partner, in its sole and absolute discretion, may be issued to newly admitted Partners in exchange for the contribution by such Partners of cash, real estate partnership interests, stock, notes or other assets or consideration; PROVIDED, that all Partnership Units issued to Partners in connection with the Consolidation shall be Class A Units; and, PROVIDED, FURTHER, that any Partnership Unit that is not specifically designated by the General Partner as being of a particular class shall be deemed to be a Class A Unit. Each Class B Unit shall be converted automatically into a Class A Unit on the day immediately following the Partnership Record Date for the Distribution Period (as defined in Section 5.1.C hereof) in which such Class B Unit was issued, without the requirement for any action by either the Partnership or the Partner holding the Class B Unit.

SECTION 4.3        NO PREEMPTIVE RIGHTS

         Except to the extent expressly granted by the Partnership pursuant to another agreement, no Person shall have any preemptive, preferential or other similar right with respect to (i) additional Capital Contributions or loans to the Partnership or (ii) issuance or sale of any Partnership Units or other Partnership Interests.

SECTION 4.4        OTHER CONTRIBUTION PROVISIONS

         In the event that any Partner is admitted to the Partnership and is given a Capital Account in exchange for services rendered to the Partnership, such transaction shall be treated by the Partnership and the affected Partner as if the Partnership had compensated such Partner in cash, and the Partner had contributed such cash to the capital of the Partnership.

SECTION 4.5        NO INTEREST ON CAPITAL

         No Partner shall be entitled to interest on its Capital Contributions or its Capital Account.


                                      ARTICLE V
                                    DISTRIBUTIONS

SECTION 5.1        REQUIREMENT AND CHARACTERIZATION OF DISTRIBUTIONS

         A. GENERAL. The General Partner shall distribute at least quarterly an amount equal to one hundred percent (100%) of Available Cash generated by the Partnership during such quarter or shorter period to the Partners who are Partners on the Partnership Record Date with respect to such quarter or shorter period as provided in Sections 5.1.B, 5.1.D and 6.1.C below. Notwithstanding anything to the contrary contained herein, in no event may a Partner receive a distribution of Available Cash with respect to a Partnership Unit for a quarter or shorter period if such Partner is entitled to receive a distribution out of such Available Cash with respect to a Share for which such Partnership Unit has been redeemed or exchanged. Unless otherwise expressly provided for herein or in an agreement at the time a new class of Partnership Interests is created in accordance with Article IV hereof, no Partnership Interest shall be entitled to a distribution in preference to any other Partnership Interest. The General Partner shall make such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the qualification of the General Partner Entity as a REIT, to distribute Available Cash (a) to Limited Partners so as to preclude any such distribution or portion thereof from being treated as part of a sale of property by a Limited Partner under Section 707 Code or the Regulations thereunder; PROVIDED THAT, the General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of any distribution to a Limited Partner being so treated, and (b) to the General Partner in an amount sufficient to enable the General Partner Entity to pay stockholder dividends that will (1) satisfy the requirements for qualification as a

REIT under the Code and the Regulations (the "REIT Requirements") and (2) avoid any federal income or excise tax liability for the General Partner Entity.

         B. METHOD. (i) Each holder of Partnership Interests that are entitled to any preference in distribution shall be entitled to a distribution in accordance with the rights of any such class of Partnership Interests (and, within such class, pro rata in proportion to the respective Percentage Interests on such Partnership Record Date); and

         (ii) To the extent there is Available Cash remaining after the payment of any preference in distribution in accordance with the foregoing clause (i), with respect to Partnership Interests that are not entitled to any preference in distribution, pro rata to each such class in accordance with the terms of such class (and, within each such class, pro rata in proportion to the respective Percentage Interests on such Partnership Record Date).

         C. DISTRIBUTIONS WHEN CLASS B UNITS ARE OUTSTANDING. If for any quarter or shorter period with respect to which a distribution is to be made (a "Distribution Period") Class B Units are outstanding on the Partnership Record Date for such Distribution Period, the General Partner shall allocate the Available Cash with respect to such Distribution Period available for distribution with respect to the Class A Units and Class B Units collectively between the Partners who are holders of Class A Units ("Class A") and the Partners who are holders of Class B Units ("Class B") as follows:

              (1) Class A shall receive that portion of the Available Cash (the "Class A Share") determined by multiplying the amount of Available Cash by the following fraction:

                                        A X Y
                                   ---------------
                                   (A x Y)+(B x X)

              (2) Class B shall receive that portion of the Available Cash (the "Class B Share") determined by multiplying the amount of Available Cash by the following fraction:

                                        B X X
                                   ---------------
                                   (A x Y)+(B x X)

              (3) For purposes of the foregoing formulas, (i) "A" equals the number of Class A Units outstanding on the Partnership Record Date for such Distribution Period; (ii) "B" equals the number of Class B Units outstanding on the Partnership Record Date for such Distribution Period; (iii) "Y" equals the number of days in the Distribution Period; and (iv) "X" equals the number of days in the Distribution Period for which the Class B Units were issued and outstanding.

         The Class A Share shall be distributed among Partners holding Class A Units on the Partnership Record Date for the Distribution Period in accordance with the number of Class A Units held by each Partner on such Partnership Record Date; PROVIDED THAT, in no event may a Partner receive a distribution of Available Cash with respect to a Class A Unit if the Partner is entitled to receive a distribution out of such Available Cash with respect to a Share for which such Class A Unit has been redeemed or exchanged. The Class B Share shall be distributed among the Partners holding Class B Units on the Partnership Record Date for the Distribution Period in accordance with the number of Class B Units held by each Partner on such Partnership Record Date. In no event shall any Partner holding Class B Units be entitled to receive any distribution of Available Cash with respect to such Units for any Distribution Period ending prior to the date on which such Class B Units are issued.

         D. DISTRIBUTIONS WHEN CLASS B UNITS HAVE BEEN ISSUED ON DIFFERENT DATES. In the event that Class B Units which have been issued on different dates are outstanding on the Partnership Record Date for any Distribution Period, then the Class B Units issued on each particular date shall be treated as a separate series of Partnership Units for purposes of making the allocation of Available Cash for such Distribution Period among the holders of Partnership Units (and the formula for making such allocation, and the definitions of variables used therein, shall be modified accordingly). Thus, for example, if two series of Class B Units are outstanding on the Partnership Record Date for any Distribution Period, the allocation formula for each series, "Series B1" and "Series B2" would be as follows:

              (1) Series B1 shall receive that portion of the Available Cash determined by multiplying the amount of Available Cash by the following fraction:

                                      BL X X1
                              --------------------------
                             (A x Y)+(Bl x X1)+(B2 x X2)

              (2) Series B2 shall receive that portion of the Available Cash determined by multiplying the amount of Available Cash by the following fraction:

                                       B2 X X2
                              --------------------------
                             (A x Y)+(Bl x Xl)+(B2 x X2)

              (3) For purposes of the foregoing formulas the definitions set forth in Section 5.1.C.3 above remain the same except that (i) "Bl" equals the number of Partnership Units in Series B1 outstanding on the Partnership Record Date for such Distribution Period; (ii) "B2" equals the number of Partnership Units in Series B2 outstanding on the Partnership Record Date for such Distribution Period; (iii) "Xl" equals the number of days in the Distribution Period for which the Partnership Units in Series B1 were issued and outstanding; and (iv) "X2"
         equals the number of days in the Distribution Period for which the Partnership Units in Series B2 were issued and outstanding.

         E. MINIMUM DISTRIBUTIONS IF GENERAL PARTNER NOT PUBLICLY TRADED. In addition (and without regard to the amount of Available Cash), if the shares of common stock (or other comparable equity interests) of the General Partner are not Publicly Traded, the General Partner shall make cash distributions with respect to the Class A Units at least annually for each taxable year of the Partnership beginning prior to the fifteenth (15th) anniversary of the Effective Date in an aggregate amount with respect to each such taxable year at least equal to 95% of the Partnership's taxable income for such year allocable to the Class A Units, with such distributions to be made not later than 60 days after the end of such year.

SECTION 5.2        AMOUNTS WITHHELD

         All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.5 hereof with respect to any allocation, payment or distribution to the General Partner, the Limited Partners or Assignees shall be treated as amounts distributed to the General Partner, Limited Partners or Assignees pursuant to Section 5.1 above for all purposes under this Agreement.

SECTION 5.3        DISTRIBUTIONS UPON LIQUIDATION

         Proceeds from a Terminating Capital Transaction shall be distributed to the Partners in accordance with Section 13.2 hereof.

SECTION 5.4        REVISIONS TO REFLECT ISSUANCE OF ADDITIONAL PARTNERSHIP
INTERESTS

         In the event that the Partnership issues additional Partnership Interests to the General Partner or any Additional Limited Partner pursuant to
Article IV hereof, the General Partner shall make such revisions to this Article V as it deems necessary to reflect the issuance of such additional Partnership Interests. Such revisions shall not require the consent or approval of any other Partner.


                                      ARTICLE VI
                                     ALLOCATIONS

SECTION 6.1        ALLOCATIONS FOR CAPITAL ACCOUNT PURPOSES

         For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership's items of income, gain, loss and deduction (computed in accordance with EXHIBIT B hereto) shall be allocated among the Partners in each taxable year (or portion thereof) as provided herein below.

         A. NET INCOME. After giving effect to the special allocations set forth in Section 1 of EXHIBIT C hereto, Net Income shall be allocated (i) first, to the General Partner to the extent that Net Losses previously allocated to the General Partner, on a cumulative basis, pursuant to the last sentence of Section 6.1.B below exceed Net Income previously allocated to the General Partner, on a cumulative basis, pursuant to this clause (i) of Section 6.1.A, (ii) second, to the holders of any Partnership Interests that are entitled to any preference in distribution in accordance with the rights of any such class of Partnership Interests until each such Partnership Interest has been allocated, on a cumulative basis pursuant to this clause (ii), Net Income equal to the sum of the amount of distributions received with respect to such Partnership Interests pursuant to clause (i) of Section 5.1.B hereof and the amount of any prior allocations of Net Losses to such class of Partnership Interests pursuant to
Section 6.1.B(i) below (and, within such class, pro rata in proportion to the respective interests in such class as of the last day of the period for which such allocation is being made) and (iii) third, with respect to Partnership Interests that are not entitled to any preference in the allocation of Net Income, pro rata to each such class in accordance with the terms of such class (and, within such class, pro rata in proportion to the respective interests in such class as of the last day of the period for which such allocation is being made).

         B. NET LOSSES. After giving effect to the special allocations set forth in Section 1 of EXHIBIT C hereto, Net Losses shall be allocated (i) first, to the holders of any Partnership Interests that are entitled to any preference in distribution in accordance with the rights of any such class of Partnership Interests to the extent that any prior allocations of Net Income to such class of Partnership Interests pursuant to Section 6.1.A(ii) above exceed, on a cumulative basis, distributions with respect to such Partnership Interests pursuant to clause (i) of Section 5.1.B hereof (and, within such class, pro rata in proportion to the respective interests in such class as of the last day of the period for which such allocation is being made) and (ii) second, with respect to classes of Partnership Interests that are not entitled to any preference in distribution, pro rata to each such class in accordance with the terms of such class (and, within such class, pro rata in proportion to the respective interests in such class as of the last day of the period for which such allocation is being made); PROVIDED THAT, Net Losses shall not be allocated to any Limited Partner pursuant to this Section 6.1.B to the extent that such allocation would cause such Limited Partner to have an Adjusted Capital Account Deficit (or increase any existing Adjusted Capital Account Deficit) at the end of such taxable year (or portion thereof). All Net Losses in excess of the limitations set forth in this Section 6.1.B shall be allocated to the General Partner.

         C.   ALLOCATION OF NONRECOURSE DEBT.  For purposes of Regulations
Section 1.752-3(a), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (i) the amount of Partnership Minimum Gain and (ii) the total amount of Nonrecourse Built-in Gain shall be allocated among the Partners in accordance with their respective Percentage Interests.

         D. RECAPTURE INCOME. Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible after taking into account other required allocations of gain pursuant to EXHIBIT C hereto, be characterized as Recapture Income in the same proportions and to the same extent as such Partners have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

SECTION 6.2 REVISIONS TO ALLOCATIONS TO REFLECT ISSUANCE OF ADDITIONAL PARTNERSHIP INTERESTS

         In the event that the Partnership issues additional Partnership Interests to the General Partner or any Additional Limited Partner pursuant to
Article IV hereof, the General Partner shall make such revisions to this Article VI and Exhibit A as it deems necessary to reflect the terms of the issuance of such additional Partnership Interests, including making preferential allocations to classes of Partnership Interests that are entitled thereto. Such revisions shall not require the consent or approval of any other Partner.


                                     ARTICLE VII
                        MANAGEMENT AND OPERATIONS OF BUSINESS

SECTION 7.1        MANAGEMENT

         A. POWERS OF GENERAL PARTNER. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Limited Partners with or without cause; PROVIDED, HOWEVER, that if the Shares (or comparable equity securities) of the General Partner Entity are not Publicly Traded, the General Partner may be removed with cause with the Consent of the Outside Limited Partners. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Sections 7.6 and 7.11 below, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof, including, without limitation:

              (1) the making of any expenditures, the lending or borrowing of money (including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to its Partners in such amounts as are required under Section 5.1.E hereof or will permit the General Partner Entity (as long as the General Partner Entity qualifies as a REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code) and to make distributions to its stockholders sufficient to permit the General Partner Entity to maintain REIT status, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by mortgage, deed of trust or other lien or encumbrance on the Partnership's assets) and the incurring of any obligations the General Partner deems necessary for the conduct of the activities of the Partnership;

              (2) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

              (3) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership (including the exercise or grant of any conversion, option, privilege or subscription right or other right available in connection with any assets at any time held by the Partnership) or the merger or other combination of the Partnership with or into another entity, on such terms as the General Partner deems proper;

              (4) the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct of the operations of the Partnership or any of the Partnership's Subsidiaries, the lending of funds to other Persons (including, without limitation, the Partnership's Subsidiaries) and the repayment of obligations of the Partnership and its Subsidiaries and any other Person in which the Partnership has an equity investment and the making of capital contributions to its Subsidiaries;

              (5) the management, operation, leasing, landscaping, repair, alteration, demolition or improvement of any real property or improvements owned by the Partnership or any Subsidiary of the Partnership or any Person in which the Partnership has made a direct or indirect equity investment;

              (6) the negotiation, execution, delivery and performance of any contracts, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership's operations or the implementation of the General Partner's powers under this Agreement, including contracting with contractors, developers, consultants, accountants, legal counsel, other professional advisors, and other agents and the payment of their expenses and compensation out of the Partnership's assets;

              (7) the mortgage, pledge, encumbrance or hypothecation of any assets of the Partnership, and the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct or the operations of the General Partners or the Partnership, the lending of funds to other Persons (including, without limitation, any Subsidiaries of the Partnership) and the repayment of obligations of the Partnership, any of its Subsidiaries and any other Person in which it has an equity investment;

              (8) the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;

              (9) the holding, managing, investing and reinvesting of cash and other assets of the Partnership;

              (10) the collection and receipt of revenues and income of the
                   Partnership;

              (11) the selection, designation of powers, authority and duties and dismissal of employees of the Partnership (including, without limitation, employees having titles such as "president," "vice president," "secretary" and "treasurer") and agents, outside attorneys, accountants, consultants and contractors of the Partnership, and the determination of their compensation and other terms of employment or hiring;

              (12) the maintenance of such insurance for the benefit of the
                   Partnership and the Partners as it deems necessary or appropriate;

              (13) the formation of, or acquisition of an interest (including non-voting interests in entities controlled by Affiliates of the Partnership or third parties) in, and the contribution of property to, any further limited or general partnerships, joint ventures, limited liability companies or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of funds or property, or the making of loans, to its Subsidiaries and any other Person in which it has an equity investment from time to time or the incurrence of indebtedness on behalf of such Persons or the guarantee of obligations of such

                   Persons); provided that, as long as the General Partner has determined to qualify as a REIT, the Partnership may not engage in any such formation, acquisition or contribution that would cause the General Partner to fail to qualify as a
                   REIT);

              (14) the control of any matters affecting the rights and
                   obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution or abandonment of any claim, cause of action, liability, debt or damages due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

              (15) the determination of the fair market value of any
                   Partnership property distributed in kind, using such reasonable method of valuation as the General Partner may adopt;

              (16) the exercise, directly or indirectly, through any
                   attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any assets or investment held by the Partnership;

              (17) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, individually or jointly with any such Subsidiary or other Person;

              (18) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have any interest pursuant to contractual or other arrangements with such Person;

              (19) the making, executing and delivering of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or other legal instruments or agreements in writing necessary or appropriate in the judgment of the General Partner for the accomplishment of any of the powers of the General Partner under this Agreement;

              (20) the distribution of cash to acquire Partnership Units held by a Limited Partner in connection with a Limited Partner's exercise of its Redemption Right under Section 8.6 hereof; and

              (21) the amendment and restatement of EXHIBIT A hereto to reflect accurately at all times the Capital Contributions and Percentage Interests of the Partners as the same are adjusted from time to time to the extent necessary to reflect redemptions, Capital Contributions, the issuance of Partnership Units, the admission of any Additional Limited Partner or any Substituted Limited Partner or otherwise, which amendment and restatement, notwithstanding anything in this Agreement to the contrary, shall not be deemed an amendment of this Agreement, as long as the matter or event being reflected in EXHIBIT A hereto otherwise is authorized by this Agreement.

         B.   NO APPROVAL BY LIMITED PARTNERS.  Except as provided in Section
7.11 below, each of the Limited Partners agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement, the Act or any applicable law, rule or regulation, to the full extent permitted under the Act or other applicable law. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

         C. INSURANCE. At all times from and after the date hereof, the General Partner may cause the Partnership to obtain and maintain (i) casualty, liability and other insurance on the properties of the Partnership, (ii) liability insurance for the Indemnitees hereunder and (iii) such other insurance as the General Partner, in its sole and absolute discretion, determines to be necessary.

         D. WORKING CAPITAL AND OTHER RESERVES. At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain working capital reserves in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time, including upon liquidation of the Partnership pursuant to Section 13.2 hereof.

         E. NO OBLIGATIONS TO CONSIDER TAX CONSEQUENCES OF LIMITED PARTNERS. In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner (including the General Partner) of any action taken (or not taken) by it. The General Partner and the Partnership shall not have liability to a Limited Partner for monetary damages or otherwise for losses sustained, liabilities incurred or benefits not derived by such Limited Partner in connection with such decisions, provided that the General Partner has acted in good faith and pursuant to its authority under this Agreement.

SECTION 7.2        CERTIFICATE OF LIMITED PARTNERSHIP

         The General Partner has previously filed the Certificate with the Secretary of State of Delaware. To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state, the District of Columbia or other jurisdiction in which the Partnership may elect to do business or own property. Subject to the terms of Section 8.5.A(4) hereof, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and any other state, the District of Columbia or other jurisdiction in which the Partnership may elect to do business or own property.

SECTION 7.3        TITLE TO PARTNERSHIP ASSETS

         Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partners, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; PROVIDED, HOWEVER, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

SECTION 7.4        REIMBURSEMENT OF THE GENERAL PARTNER

         A. NO COMPENSATION. Except as provided in this Section 7.4 and elsewhere in this Agreement (including the provisions of Articles V and VI hereof regarding distributions, payments and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

         B. RESPONSIBILITY FOR PARTNERSHIP EXPENSES. The Partnership shall be responsible for and shall pay all expenses relating to the Partnership's organization, the ownership of its assets and its operations. The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all expenses it incurs relating to the ownership and operation of, or for the benefit of, the Partnership (including, without limitation, expenses related to the management and administration of any Subsidiaries of the General Partner or the Partnership or Affiliates of the Partnership such as auditing expenses and filing fees); PROVIDED THAT, the amount of any such reimbursement shall be reduced by (i) any interest earned by the General Partner with respect to bank accounts or other instruments or accounts held by it as permitted in Section 7.5.A below and (ii) any amount derived by the General Partner from any investments permitted in Section 7.5.A below; and, PROVIDED FURTHER, that the General Partner shall not be reimbursed for (i) income tax liabilities or (ii) filing or similar fees in connection with maintaining the General Partner's continued corporate existence that are incurred by the General Partner. The General Partner shall determine in good faith the amount of expenses incurred by it related to the ownership and operation of, or for the benefit of, the Partnership. In the event that certain expenses are incurred for the benefit of the Partnership and other entities (including the General Partner), such expenses will be allocated to the Partnership and such other entities in such a manner as the General Partner in its sole and absolute discretion deems fair and reasonable. Such reimbursements shall be in addition to any reimbursement to the General Partner pursuant to Section 10.3.C hereof and as a result of indemnification pursuant to Section 7.7 below. All payments and reimbursements hereunder shall be characterized for federal income tax purposes as expenses of the Partnership incurred on its behalf, and not as expenses of the General Partner.

         C. PARTNERSHIP INTEREST ISSUANCE EXPENSES. The General Partner shall also be reimbursed for all expenses it incurs relating to any issuance of additional Partnership Interests, Shares, Debt of the Partnership or the General Partner or rights, options, warrants or convertible or exchangeable securities pursuant to Article IV hereof (including, without limitation, all costs, expenses, damages and other payments resulting from or arising in connection with litigation related to any of the foregoing), all of which expenses are considered by the Partners to constitute expenses of, and for the benefit of, the Partnership.

         D. PURCHASES OF SHARES BY THE GENERAL PARTNER. In the event that the General Partner exercises its rights under the Articles of Incorporation to purchase Shares or otherwise elects to purchase from its stockholders Shares in connection with a stock repurchase or similar program or for the purpose of delivering such Shares to satisfy an obligation under any dividend reinvestment or stock purchase program adopted by the General Partner, any employee stock purchase plan adopted by the General Partner or any similar obligation or arrangement undertaken by the General Partner in the future, the purchase price paid by the General Partner for such Shares and any other expenses incurred by the General Partner in connection with such purchase shall be considered expenses of the Partnership and shall be reimbursable to the

General Partner, subject to the conditions that: (i) if such Shares subsequently are to be sold by the General Partner, the General Partner pays to the Partnership any proceeds received by the General Partner for such Shares (provided that a transfer of Shares for Partnership Units pursuant to Section
8.6 hereof would not be considered a sale for such purposes); and (ii) if such Shares are not retransferred by the General Partner within thirty (30) days after the purchase thereof, the General Partner shall cause the Partnership to cancel a number of Partnership Units of the appropriate class (rounded to the nearest whole Partnership Unit) held by the General Partner equal to the product attained by multiplying the number of such Shares by a fraction, the numerator of which is one and the denominator of which is the Conversion Factor.

         E. REIMBURSEMENT NOT A DISTRIBUTION. If and to the extent any reimbursement made pursuant to this Section 7.4 is determined for federal income tax purposes not to constitute a payment of expenses of the Partnership, the amount so determined shall be treated as a distribution to the General Partner and there shall be a corresponding special allocation of gross income to the General Partner, for purposes of computing the Partners' Capital Accounts.

SECTION 7.5        OUTSIDE ACTIVITIES OF THE GENERAL PARTNER

         A. GENERAL. Without the Consent of the Outside Limited Partners, the General Partner shall not, directly or indirectly, enter into or conduct any business other than in connection with the ownership, acquisition and disposition of Partnership Interests as a General Partner or Limited Partner and the management of the business of the Partnership and such activities as are incidental thereto. Without the Consent of the Outside Limited Partners, the assets of the General Partner shall be limited to Partnership Interests and permitted debt obligations of the Partnership (as contemplated by Section 7.5.F below), so that Shares and Partnership Units are completely fungible except as otherwise specifically provided herein; PROVIDED, that the General Partner shall be permitted to hold such bank accounts or similar instruments or account in its own name as it deems necessary to carry out its responsibilities and purposes as contemplated under this Agreement and its organizational documents; and, PROVIDED, FURTHER, that the General Partner shall be permitted to acquire, directly or through a Qualified REIT Subsidiary, up to a one percent (1%) interest in any partnership or limited liability company at least ninety-nine percent (99%) of the equity of which is owned by the Partnership. The General Partner and any of its Affiliates may acquire Limited Partnership Interests and shall be entitled to exercise all rights of a Limited Partner relating to such Limited Partnership Interests. If, at any time, the General Partner acquires material assets (other than on behalf of the Partnership), the definition of "Shares Amount" shall be adjusted, as agreed to by the General Partner and the Limited Partners (which agreement shall be evidenced by Consent of the Outside Limited Partners), to reflect the value of a share of capital stock (or other comparable equity interest) of the General Partner relative to the Deemed Partnership Interest Value of the related Partnership Unit.

         B. REPURCHASE OF SHARES. In the event the General Partner exercises its rights under the Articles of Incorporation to purchase Shares or otherwise elects to purchase from its stockholders Shares in connection with a stock repurchase or similar program or for the purpose of delivering such shares to satisfy an obligation under any dividend reinvestment or stock purchase program adopted by the General Partner, any employee stock purchase plan adopted by the General Partner or any similar obligation or arrangement undertaken by the General Partner in the future, then the General Partner shall cause the Partnership to purchase from the General Partner that number of Partnership Units of the appropriate class equal to the product obtained by multiplying the number of Shares purchased by the General Partner times a fraction, the numerator of which is one and the denominator of which is the Conversion Factor, on the same terms and for the same aggregate price that the General Partner purchased such Shares.

         C. FORFEITURE OF SHARES. In the event the Partnership or the General Partner acquires Shares as a result of the forfeiture of such Shares under a restricted or similar share plan, then the General Partner shall cause the Partnership to cancel that number of Partnership Units of the appropriate class equal to the number of Shares so acquired times one divided by the Conversion Factor, and, if the Partnership acquired such Shares, it shall transfer such Shares to the General Partner for cancellation.

         D. ISSUANCES OF SHARES. After the Effective Date, the General Partner shall not grant, award, or issue any additional Shares (other than Shares issued pursuant to Section 8.6 hereof or pursuant to a dividend or distribution (including any stock split) of Shares to all of its stockholders), other equity securities of the General Partner or New Securities unless (i) the General Partner shall cause, pursuant to Section 4.2.A hereof, the Partnership to issue to the General Partner Partnership Interests or rights, options, warrants or securities of the Partnership having designations, preferences and other rights, all such that the economic interests are substantially the same as those of such additional Shares, other equity securities or New Securities, as the case may be, and (ii) the General Partner transfers to the Partnership, as an additional Capital Contribution, the proceeds from the grant, award, or issuance of such additional Shares, other equity securities or New Securities, as the case may be, or from the exercise of rights contained in such additional Shares, other equity securities or New Securities, as the case may be. Without limiting the foregoing, the General Partner is expressly authorized to issue additional Shares, other equity securities or New Securities, as the case may be, for less than fair market value, and the General Partner is expressly authorized, pursuant to Section 4.2.A hereof, to cause the Partnership to issue to the General Partner corresponding Partnership Interests, as long as (a) the General Partner concludes in good faith that such issuance is in the interests of the General Partner and the Partnership (for example, and not by way of limitation, the issuance of Shares and corresponding Partnership Units pursuant to a stock purchase plan providing for purchases of Shares, either by employees or stockholders, at a discount from fair market value or pursuant to employee stock options that have an exercise price that is less than the fair market value of the Shares, either at the time of issuance or at the time of exercise) and (b) the General Partner transfers all proceeds from any such issuance or exercise to the Partnership as an additional Capital Contribution.

         E. STOCK OPTION PLAN. If at any time or from time to time, the General Partner sells Shares pursuant to any Stock Option Plan, the General Partner shall transfer the net proceeds of the sale of such Shares to the Partnership as an additional Capital Contribution in exchange for an amount of additional Partnership Units equal to the number of Shares so sold divided by the Conversion Factor.

         F. FUNDING DEBT. The General Partner may incur a Funding Debt, including, without limitation, a Funding Debt that is convertible into Shares or otherwise constitutes a class of New Securities, subject to the condition that the General Partner lends to the Partnership the net proceeds of such Funding Debt; PROVIDED, that the General Partner shall not be obligated to lend the net proceeds of any Funding Debt to the Partnership in a manner that would be inconsistent with the General Partner's ability to remain qualified as a REIT. If the General Partner enters into any Funding Debt, the loan to the Partnership shall be on comparable terms and conditions, including interest rate, repayment schedule and costs and expenses, as are applicable with respect to or incurred in connection with such Funding Debt.

SECTION 7.6        TRANSACTIONS WITH AFFILIATES

         A. TRANSACTIONS WITH CERTAIN AFFILIATES. Except as expressly permitted by this Agreement (other than Section 7.1.A hereof which shall not be considered authority for a transaction that otherwise would be prohibited by this Section 7.6.A), the Partnership shall not, directly or indirectly, sell, transfer or convey any property to, or purchase any property from, or borrow funds from, or lend funds to, any Partner or any Affiliate of the Partnership or the General Partner or the General Partner Entity that is not also a Subsidiary of the Partnership, except pursuant to transactions that are on terms that are fair and reasonable and no less favorable to the Partnership than would be obtained from an unaffiliated third party.

         B. BENEFIT PLANS. The General Partner, in its sole and absolute discretion and without the approval of the Limited Partners, may propose and adopt on behalf of the Partnership employee benefit plans funded by the Partnership for the benefit of employees of the General Partner, the Partnership, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership, the General Partner, or any of the Partnership's Subsidiaries.

         C. CONFLICT AVOIDANCE. The General Partner is expressly authorized to enter into, in the name and on behalf of the Partnership, a right of first opportunity arrangement and other conflict avoidance agreements with various Affiliates of the Partnership and General Partner on such terms as the General Partner, in its sole and absolute discretion, believes are advisable.

SECTION 7.7        INDEMNIFICATION

         A. GENERAL. The Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from or in connection with any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative incurred by the

Indemnitee and relating to the Partnership or the General Partner or the formation or operations of, or the ownership of property by, either of them as set forth in this Agreement in which any such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established by a final determination of a court of competent jurisdiction that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the Indemnitee actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guarantee, contractual obligations for any indebtedness or other obligations or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7.A. The termination of any proceeding by conviction or upon a plea of NOLO CONTENDERE or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 7.7.A with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, and any insurance proceeds from the liability policy covering the General Partner and any Indemnitees, and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership or otherwise provide funds to enable the Partnership to fund its obligations under this
Section 7.7.

         B. ADVANCEMENT OF EXPENSES. Reasonable expenses expected to be incurred by an Indemnitee shall be paid or reimbursed by the Partnership in advance of the final disposition of any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative made or threatened against an Indemnitee upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 7.7 A has been met and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

         C.   NO LIMITATION OF RIGHTS.  The indemnification provided by this
Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnitee is indemnified.

         D. INSURANCE. The Partnership may purchase and maintain insurance on behalf of the Indemnitees and such other Persons as the General Partner shall determine against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

         E. BENEFIT PLAN FIDUCIARY. For purposes of this Section 7.7, (i) the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan, (ii) excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this
Section 7.7 and (iii) actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

         F. NO PERSONAL LIABILITY FOR LIMITED PARTNERS. In no event may an Indemnitee subject any of the Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

         G. INTERESTED TRANSACTIONS. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

         H. BENEFIT. The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7, or any provision hereof, shall be prospective only and shall not in any way affect the limitation on the Partnership's liability to any Indemnitee under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or related to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

         I. INDEMNIFICATION PAYMENTS NOT DISTRIBUTIONS. If and to the extent any payments to the General Partner pursuant to this Section 7.7 constitute gross income to the General Partner (as opposed to the repayment of advances made on behalf of the Partnership), such amounts shall constitute guaranteed payments within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Partnership and all Partners, and shall not be treated as distributions for purposes of computing the Partners' Capital Accounts.

SECTION 7.8        LIABILITY OF THE GENERAL PARTNER

         A. GENERAL. Notwithstanding anything to the contrary set forth in this Agreement, the General Partner and its directors and officers shall not be liable for monetary damages to the Partnership, any Partners or any Assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission if the General Partner or its directors and officers acted in good faith.

         B. NO OBLIGATION TO CONSIDER SEPARATE INTERESTS OF LIMITED PARTNERS OR STOCKHOLDERS. The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership and the General Partner's stockholders collectively, that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or Assignees or to such stockholders) in deciding whether to cause the Partnership to take (or decline to take) any actions. In the event of a conflict between the interests of the stockholders of the General Partner Entity on one hand and the Limited Partners on the other, the General Partner shall endeavor in good faith to resolve the conflict in manner not adverse to either the stockholders of the General Partner Entity or the Limited Partners; provided, however, that for so long as the General Partner Entity, directly, or the General Partner, owns a controlling interest in the Partnership, any such conflict that cannot be resolved in a manner not adverse to either the stockholders of the General Partner Entity or the Limited Partners shall be resolved in favor of the stockholders. The General Partner shall not be liable for monetary damages or otherwise for losses sustained, liabilities incurred or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith.

         C. ACTIONS OF AGENTS. Subject to its obligations and duties as General Partner set forth in Section 7.1.A above, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its employees or agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such employee or agent appointed by the General Partner in good faith.

         D. EFFECT OF AMENDMENT. Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner's liability to the Partnership and the Limited Partners under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

         E. CERTAIN DEFINITIONS. Whenever in this Agreement the General Partner is permitted or required to make a decision (i) in its "sole discretion" or "discretion," or under a similar grant of authority or latitude, the General Partner shall be entitled to consider such interests and factors as it desires and may consider its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Partnership or the

Limited Partners, or (ii) in its "good faith" or under another express standard, the General Partner shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or by law or any other agreement contemplated herein.

SECTION 7.9        OTHER MATTERS CONCERNING THE GENERAL PARTNER

         A. RELIANCE ON DOCUMENTS. The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

         B. RELIANCE ON ADVISORS. The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which the General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

         C. ACTION THROUGH AGENTS. The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

         D. ACTIONS TO MAINTAIN REIT STATUS OR AVOID TAXATION OF THE GENERAL PARTNER ENTITY. Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the General Partner Entity to continue to qualify as a REIT or (ii) to allow the General Partner Entity to avoid incurring any liability for taxes under Section 857 or 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

SECTION 7.10       RELIANCE BY THIRD PARTIES

         Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without consent or approval of any other Partner or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership, to enter into any contracts on behalf of the Partnership and to take any and all actions on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if the General Partner were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership, and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

SECTION 7.11       RESTRICTIONS ON GENERAL PARTNER'S AUTHORITY

         A. CONSENT REQUIRED. The General Partner may not take any action in contravention of an express prohibition or limitation of this Agreement without the written Consent of (i) all Partners adversely affected or (ii) such lower percentage of the Limited Partnership Interests as may be specifically provided for under a provision of this Agreement or the Act.

         B.   SALE OF ALL ASSETS OF THE PARTNERSHIP.  Except as provided in
Article XIII hereof and subject to Section 7.11.C and Section 7.11.D below, the General Partner may not, directly or indirectly, cause the Partnership to sell, exchange, transfer or otherwise dispose of all or substantially all of the Partnership's assets in a single transaction or a series of related transactions (including by way of merger (including a triangular merger), consolidation or other combination with any other Persons) (i) if such merger, sale or other transaction is in connection with a Termination Transaction permitted under
Section 11.2.B hereof, without the Consent of the Partners holding a majority of Percentage Interests (including the effect of any Partnership Units held by the General Partner) or (ii) otherwise, without the Consent of the Outside Limited Partners.

         C. REQUIRED CONSENT OF CERTAIN PARTNERS. (i) The General Partner may not, directly or indirectly, cause the Partnership to take any action prohibited by this Section 7.11.C without the requisite approval as provided in this Section 7.11.C.

         (1) For a period of twelve (12) years following the Effective Date, the General Partner may not, directly or indirectly, cause the Partnership to sell, exchange or otherwise dispose of the property located at 673 First Avenue, New York, New York or any indirect interest therein (collectively, the "673 First Avenue Property") (other than an involuntary sale pursuant to foreclosure of the mortgage secured by the 673 First Avenue Property or otherwise, including pursuant to a deed in lieu of foreclosure (provided that the General Partner may not execute any deed in lieu of foreclosure unless the maturity of the indebtedness secured by the 673 First Avenue Property has been accelerated) or a proceeding in connection with a bankruptcy) without the consent of the Partners who at the time of the proposed sale, exchange or other disposition (other than the General Partner or the General Partner Entity or any Subsidiary of either the General Partner or the General Partner Entity) hold seventy-five percent (75%) of the Partnership Units which were issued to or with respect to 673 First Realty Company in the Consolidation and which remain outstanding (whether held by the original recipient of such Partnership Units or by a successor or transferee of the original recipient, but not including the General Partner or the General Partner Entity or any Subsidiary of either the General Partner or the General Partner Entity) excluding any such Partnership Units the adjusted tax basis of which has been increased, in the hands of the holder or any predecessor holder thereof, to reflect fair market value through a taxable disposition or otherwise (referred to as "673 First Avenue Units"). In addition, during such twelve-year period, the General Partner may not, directly or indirectly, cause the Partnership to repay, earlier than one year prior to its stated maturity, any indebtedness secured by the 673 First Avenue Property without the consent of Partners holding seventy-five percent (75%) of the 673 First Avenue Units, unless such repayment (a) is made in connection with the refinancing (on a basis such that the new debt would be considered a Nonrecourse Liability, or, as contemplated by clause (2) below, a Partner Nonrecourse Debt) of such indebtedness for an amount not less than the principal amount of such indebtedness on the date of such refinancing, with such refinancing indebtedness (1) providing for the least amount of principal amortization as is available on commercially reasonable terms and (2) permitting (but not requiring) a guarantee of such indebtedness by the holders of the 673 First Avenue Units (or the direct or indirect partners or members thereof) who elect to join in such guarantee in a form and on terms consistent with any guarantees by the holders of the 673 First Avenue Units (or the direct or indirect partners or members thereof) that may be in effect immediately prior to such refinancing, provided that the opportunity to provide such guarantee may be obtained on commercially reasonable terms, or (b) is made in connection with an involuntary sale pursuant to foreclosure of the mortgage secured by the 673 First Avenue Property or otherwise, including pursuant to a deed in lieu of foreclosure (provided that the General Partner may not execute any deed in lieu of foreclosure unless the maturity of the indebtedness secured by the 673 First Avenue Property has been accelerated) or a proceeding in connection with a bankruptcy. During such twelve-year period, the General Partner shall use commercially reasonable efforts during the one-year period prior to the stated maturity of such indebtedness to cause the Operating Partnership to refinance (on a basis such that the new debt would be considered a Nonrecourse Liability, or, as contemplated by clause (2) below, a Partner Nonrecourse Debt) the indebtedness for an amount not less than the principal amount of such indebtedness on the date of such refinancing, provided such refinancing can be obtained on commercially reasonable terms, with such refinancing indebtedness (1) providing for the least amount of principal amortization as is available on commercially reasonable terms and (2) permitting (but not requiring) a guarantee of such indebtedness by the holders of the 673 First Avenue Units (or the direct or indirect partners or members thereof) who elect to join in such guarantee in a form and on terms consistent with any guarantees by the holders of the 673 First Avenue Units (or the direct or indirect partners or members thereof) that may be in effect immediately prior to such refinancing, provided that the opportunity to provide such guarantee may be obtained on commercially reasonable terms. Finally, during such twelve-year period, the General Partner shall not, without the consent of Partners holding seventy-five percent (75%) of the 673 First Avenue Units, incur indebtedness secured by the 673 First Avenue Property if, at the time such indebtedness is incurred, the aggregate amount of the indebtedness secured by the 673 First Avenue Property would exceed the greater of (i) seventy-five percent (75%) of the fair market value of the 673 First Avenue Property (or the interest therein) securing such indebtedness or (ii) the then outstanding indebtedness being refinanced plus all costs (including prepayment fees, "breakage" payments and similar costs) incurred in connection with such refinancing.

         (2) For a period of twelve (12) years following the Effective Date, the General Partner may not, directly or indirectly, cause the Partnership to sell, exchange or otherwise dispose of the property located at 470 Park Avenue South, New York, New York or any indirect interest therein (collectively, the "470 Park Avenue South Property") (other than an involuntary sale pursuant to foreclosure of the mortgage secured by the 470 Park Avenue South Property or otherwise, including pursuant to a deed in lieu of foreclosure (provided that the General Partner may not execute any deed in lieu of foreclosure unless maturity of the indebtedness secured by the 470 Park Avenue South Property has been accelerated) or a proceeding in connection with a bankruptcy) without the consent of the Partners who at the time of the proposed sale, exchange or other disposition (other than the General Partner or the General Partner Entity or any Subsidiary of either the General Partner or the General Partner Entity) hold seventy-five percent (75%) of the Partnership Units which were issued to or with respect to the 470 Park Avenue South, L.P. in the Consolidation and which remain outstanding (whether held by the original recipient of such Partnership Units or by a successor or transferee of the original recipient, but not including the General Partner or the General Partner Entity or any Subsidiary of either the General Partner or the General Partner Entity) excluding any such Partnership Units the adjusted tax basis of which has been increased, in the hands of the holder or any predecessor holder thereof, to reflect fair market value through a taxable disposition or otherwise (referred to as "470 Park Avenue South Units"). In addition, during such twelve-year period, the General Partner may not, directly or indirectly, cause the Partnership to repay, earlier than one year prior to its stated maturity, any indebtedness secured by the 470 Park Avenue South Property without the consent of Partners who hold seventy-five percent (75%) of the 470 Park Avenue South Units, unless such repayment (a) is made in connection with the refinancing (on a basis such that the new debt would he considered a Nonrecourse Liability, or, as contemplated by clause
              (2) below, a Partner Nonrecourse Debt) of such indebtedness for an amount not less than the principal amount of such indebtedness on the date of such refinancing, with such refinancing indebtedness (1) providing for the least amount of principal amortization as is available on commercially reasonable terms and
              (2) permitting (but not requiring) a guarantee of such indebtedness by the holders of the 470 Park Avenue South Units (or the direct or indirect partners or members thereof) who elect to join in such guarantee in a form and on terms consistent with any guarantees by the holders of the 470 Park Avenue South Units (or the direct or indirect partners or members thereof) that may be in effect immediately prior to such refinancing, provided that the opportunity to provide such guarantee may be obtained on commercially reasonable terms, or (b) is made in connection with an involuntary sale pursuant to foreclosure of the mortgage secured by the 470 Park Avenue South Property or otherwise, including pursuant to a deed in lieu of foreclosure (provided that the General Partner may not execute any deed in lieu of foreclosure unless the maturity of the indebtedness secured by the 470 Park Avenue South Property has been accelerated) or a proceeding in connection with a bankruptcy. During such twelve-year period, the General Partner shall use commercially reasonable efforts during the one-year period prior to the stated maturity of such indebtedness to cause the Operating Partnership to refinance (on a basis such that the new debt would be considered a Nonrecourse Liability, or, as contemplated by clause
              (2) below, a Partner Nonrecourse Debt) the indebtedness for an amount not less than the principal amount of such indebtedness on the date of such refinancing, provided such refinancing can be obtained on commercially reasonable terms, with such refinancing indebtedness (1) providing for the least amount of principal amortization as is available on commercially reasonable terms and (2) permitting (but not requiring) a guarantee of such indebtedness by the holders of the 470 Park Avenue

              South Units (or the direct or indirect partners or members thereof) who elect to join in such guarantee in a form and on terms consistent with any guarantees by the holders of the 470 Park Avenue South Units (or the direct or indirect partners or members thereof) that may be in effect immediately prior to such refinancing, provided that the opportunity to provide such guarantee may be obtained on commercially reasonable terms. Finally, during such twelve-year period, the General Partner shall not, without the consent of Partners holding seventy-five percent (75%) of the 470 Park Avenue South Units, incur indebtedness secured by the 470 Park Avenue South Property if, at the time such indebtedness is incurred, the aggregate amount of the indebtedness secured by the 470 Park Avenue South Property would exceed the greater of (i) seventy-five percent (75%) of the fair market value of the 470 Park Avenue South Property (or the interest therein) securing such indebtedness or (ii) the then outstanding indebtedness being refinanced plus all costs (including prepayment fees, "breakage" payments and similar costs) incurred in connection with such refinancing.

         (3) Subparagraphs (1) and (2) shall not apply to any transaction that involves the 673 First Avenue Property or the 470 Park Avenue South Property, as the case may be (which Property is referred to as the "Exchanged Property"), if such transaction qualifies as a like-kind exchange under Section 1031 of the Code in which no gain is recognized by the Partnership as long as the following conditions are satisfied: (x) such exchange is not with a "related party" within the meaning of Section 1031(f)(3) of the Code; (y) the property received in exchange for the Exchanged Property (referred to as the "Replacement Property") is secured by nonrecourse indebtedness in an amount not less than the outstanding principal amount of the nonrecourse indebtedness secured by the Exchanged Property at the time of the exchange, nor greater than the amount that would be permitted under Sections 7.11.C(1) or (2), as the case may be, with a maturity not earlier than, and a principal amortization rate not more rapid than, the maturity and principal amortization rate of such indebtedness secured by the Exchanged Property, which indebtedness permits (but does not require) a guarantee of such indebtedness by the holders of the 673 First Avenue Units or the 470 Park Avenue South Units (or the direct or indirect partners or members thereof), as the case may be, who elect to join in such guarantee in a form on terms consistent with any guarantees by the holders of the 673 First Avenue Units or the 470 Park Avenue South Units (or the direct or indirect partners or members thereof), as the case may be, that may be in effect immediately prior to the time of the exchange, and (z) the Replacement Property is thereafter treated for all purposes of the restrictions in this Section 7.11.C as the Exchanged Property and the indebtedness secured by such


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

              Replacement Property is subject to the same restrictions and agreements as apply with respect to the indebtedness secured by the Exchanged Property.

         (4) Subparagraphs (1) and (2) shall not apply to any transaction that involves the 673 First Avenue Property or the 470 Park Avenue South Property, as the case may be (which Property is referred to as the "Transferred Property"), if (x) such transaction does not result in, and is not otherwise in connection with, a dissolution of the Partnership, (y) such transaction qualifies as a contribution to a partnership under Section 721 of the Code in which no gain is recognized with respect to the 673 First Avenue Property or the 470 Park Avenue South Property by the Partnership or the holders of the 673 First Avenue Units or the 470 Park Avenue South Units, as the case may be (other than gain, if any, resulting solely because the share, if any, of indebtedness allocable to the holder of a Partnership Unit under Regulations
              Section 1.752-3(a)(3) (or any successor thereto) is reduced or eliminated), and (z) the entity to which such Transferred Property is transferred agrees, for the benefit of the holders of the 470 Park Avenue South Units or the 673 First Avenue Units, as the case may be, that all of the restrictions of this Section 7.11.C shall apply to the Transferred Property and the indebtedness outstanding with respect thereto in the same manner and to the extent set forth in this Section 7.11.C and such agreement is reflected in the partnership agreement (or other comparable governing instrument) of the entity to which the Transferred Property is transferred.

         (5) Subparagraphs (1) and (2) shall not apply to any transaction that involves either a merger or consolidation of the Partnership with or into another entity that qualifies as a "partnership" for federal income tax purposes (the "Successor Partnership") or a transfer of all or substantially all of the assets of the Partnership to a Successor Partnership and dissolution of the Partnership in connection therewith (in either case, a "Consolidation Transaction") so long as (y) no gain is recognized with respect to the 673 First Avenue Property or the 470 Park Avenue South Property by the Partnership or the holders of the 673 First Avenue Units or the 470 Park Avenue South Units, as the case may be, in connection with such Consolidation Transaction (other than gain, if any, resulting solely because the share, if any, of indebtedness allocable to the holder of a Partnership Unit under Regulations Section 1.752-3(a)(3) (or any successor thereto) is reduced or eliminated) and (y) the Successor Partnership agrees in writing, for the benefit of the holders of the 673 First Avenue Units or the 470 Park Avenue South Units, as the case may be, that all of the restrictions of this Section 7.11.C shall apply to the 673 First Avenue Property and the 470 Park Avenue South Property and the indebtedness outstanding with respect thereto in the same manner and to the extent set forth in this Section 7.11.C.

         (6) Subparagraphs (1) and (2) shall not apply to any sale or other disposition transaction not otherwise described in Subparagraph
              (3), (4) or (5) (including a merger or consolidation) involving the 673 First Avenue Property and/or the 470 Park Avenue South Property that is undertaken in connection with and as an integral part of a sale or other disposition of all or substantially all of the assets of the Partnership (referred to as a "Liquidating Transaction") so long as the Liquidating Transaction is undertaken with the Consent of Certain Limited Partners.

     (ii) Nothing herein shall be deemed to require that the Partnership or the General Partner take any action to avoid or prevent an involuntary disposition of any property, whether pursuant to foreclosure of a mortgage secured by such property or otherwise, including pursuant to a deed in lieu of foreclosure where the maturity of the related indebtedness has been accelerated or a proceeding in connection with a bankruptcy.

    (iii) Nothing herein shall prevent the sale, exchange, transfer or other disposition of any property pursuant to the dissolution and liquidation of the Partnership in accordance with Article XIII hereof (other than Section 13.1(v), which shall be subject to this Section 7.11.C).

         D. MERGER OR CONSOLIDATION IN WHICH THE PARTNERSHIP IS NOT THE SURVIVING ENTITY. In the event that the Partnership is to merge or consolidate with or into any other entity in a transaction in which holders of Partnership Units will receive consideration other than cash or equity securities that are Publicly Traded (an "Equity Merger") and such Equity Merger would be prohibited by Section 7.11.C but for the application of Section 7.11.C(5), then (in addition to any Consent requirements under Section 7.11.B and Section 7.11.C) the Equity Merger shall require the Consent of Certain Limited Partners unless:

           (i) the partnership agreement, limited liability agreement or other operative governing documents (the "Charter Documents") of the entity that is the surviving entity in such Equity Merger contain provisions that are comparable in all material respects to, or the entity that is the surviving entity in such Equity Merger otherwise agrees in writing, for the benefit of the holders of the 673 First Avenue Units and the 470 Park Avenue South Units, to restrictions that are comparable in all material respects to the provisions of Section 4.2.A, Article V and Article VI (except for differences that would be permitted pursuant to Sections 4.2, 5.1.E, 5.4, 6.2 and 14.1.B(3) if such changes were to be made to this Agreement), Section 7.1.A (second sentence only), Section 7.6.A, Section 7.11.A, Section 7.11.B, this
         Section 7.11.D, Section 8.6 (and all defined terms set forth in Article I that relate to the Redemption Right), Section 11.2, Section 13.1, Section 13.2.A(3) (except as permitted pursuant to Sections 4.2, 5.4, 6.2


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

         and 14.1 B(3)), Section 14.1.C, Section 14.1.D, and Section 14.2, all as in effect immediately prior to the Equity Merger; and

          (ii) the Equity Merger would not either cause a holder of a Partnership Unit to be a general partner or to have liability equivalent to that of a general partner in a partnership or otherwise modify the limited liability of a Limited Partner under this Agreement.

SECTION 7.12       LOANS BY THIRD PARTIES

         The Partnership may incur Debt, or enter into similar credit, guarantee, financing or refinancing arrangements for any purpose (including, without limitation, in connection with any acquisition of property) with any Person that is not the General Partner upon such terms as the General Partner determines appropriate; PROVIDED THAT, the Partnership shall not incur any Debt that is recourse to the General Partner, except to the extent otherwise agreed to by the General Partner in its sole discretion.


                                     ARTICLE VIII
                      RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

SECTION 8.1        LIMITATION OF LIABILITY

         The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement, including Section 10.5 hereof, or under the Act.

SECTION 8.2        MANAGEMENT OF BUSINESS

         No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operation, management or control (within the meaning of the Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

SECTION 8.3        OUTSIDE ACTIVITIES OF LIMITED PARTNERS

         Subject to Section 7.5 hereof, and subject to any agreements entered into pursuant to Section 7.6.C hereof and to any other agreements entered into by a Limited Partner or its Affiliates with the Partnership or a Subsidiary, any Limited Partner (other than the General

Partner) and any officer, director, employee, agent, trustee, Affiliate or stockholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct or indirect competition with the Partnership. Neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. None of the Limited Partners (other than the General Partner) nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person (other than the General Partner to the extent expressly provided herein), and such Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character which, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person.

SECTION 8.4        RETURN OF CAPITAL

         Except pursuant to the right of redemption set forth in Section 8.6 below, no Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. No Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions (except as permitted by Section 4.2.A hereof) or, except to the extent provided by EXHIBIT C hereto or as permitted by Sections 4.2.A, 5.1.B(i), 6.1.A(ii) and 6.1.B(i) hereof or otherwise expressly provided in this Agreement, as to profits, losses, distributions or credits.

SECTION 8.5        RIGHTS OF LIMITED PARTNERS RELATING TO THE PARTNERSHIP

         A. GENERAL. In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 8.5.D below, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, upon written demand with a statement of the purpose of such demand and at such Limited Partner's own expense:

         (1) to obtain a copy of the most recent annual and quarterly reports filed with the Securities and Exchange Commission by the General Partner Entity pursuant to the Exchange Act;

         (2) to obtain a copy of the Partnership's federal, state and local income tax returns for each Partnership Year;

         (3) to obtain a current list of the name and last known business, residence or mailing address of each Partner;

         (4) to obtain a copy of this Agreement and the Certificate and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed; and

         (5) to obtain true and full information regarding the amount of cash and a description and statement of any other property or services contributed by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner.

         B. NOTICE OF CONVERSION FACTOR. The Partnership shall notify each Limited Partner upon request of the then current Conversion Factor and any changes that have been made thereto.

         C.   NOTICE OF EXTRAORDINARY TRANSACTION OF THE GENERAL PARTNER
ENTITY. The General Partner Entity shall not make any extraordinary distributions of cash or property to its stockholders or effect a merger (including without limitation, a triangular merger), a sale of all or substantially all of its assets or any other similar extraordinary transaction without notifying the Limited Partners of its intention to make such distribution or effect such merger, sale or other extraordinary transaction at least twenty (20) Business Days prior to the record date to determine stockholders eligible to receive such distribution or to vote upon the approval of such merger, sale or other extraordinary transaction (or, if no such record date is applicable, at least twenty (20) Business Days before consummation of such merger, sale or other extraordinary transaction). This provision for such notice shall not be deemed (i) to permit any transaction that otherwise is prohibited by this Agreement or requires a Consent of the Partners or (ii) to require a Consent of the Limited Partners to a transaction that does not otherwise require Consent under this Agreement. Each Limited Partner agrees, as a condition to the receipt of the notice pursuant hereto, to keep confidential the information set forth therein until such time as the General Partner Entity has made public disclosure thereof and to use such information during such period of confidentiality solely for purposes of determining whether or not to exercise the Redemption Right; PROVIDED, HOWEVER, that a Limited Partner may disclose such information to its attorney, accountant and/or financial advisor for purposes of obtaining advice with respect to such exercise so long as such attorney, accountant and/or financial advisor agrees to receive and hold such information subject to this confidentiality requirement.

         D.   CONFIDENTIALITY.  Notwithstanding any other provision of this
Section 8.5, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that (i) the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or could damage the Partnership or its business or (ii) the Partnership is required by law or by agreements with unaffiliated third parties to keep confidential.

SECTION 8.6        REDEMPTION RIGHT

         A. GENERAL. (i) Subject to Section 8.6.C below, on or after the date two (2) years after the issuance of a Partnership Unit to a Limited Partner pursuant to Article IV hereof (which two-year period shall commence upon the issuance of such Partnership Unit regardless of whether such Partnership Unit is designated upon issuance as a Class A Unit, a Class B Unit or otherwise and shall include the period of time from the date such Partnership Unit is issued to such Limited Partner as other than a Class A Unit until the date such Partnership Unit is converted automatically to a Class A Unit pursuant to
Section 4.2.C hereof), or on or after such date prior to the expiration of such two-year period as the General Partner, in its sole and absolute discretion, designates with respect to any or all Class A Units then outstanding, the holder of a Partnership Unit (if other than the General Partner or the General Partner Entity) shall have the right (the "Redemption Right") to require the Partnership to redeem such Partnership Unit on a Specified Redemption Date and at a redemption price equal to and in the form of the Cash Amount to be paid by the Partnership. Any such Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Partnership (with a copy to the General Partner) by the Limited Partner who is exercising the Redemption Right (the "Redeeming Partner"). A Limited Partner may not exercise the Redemption Right for less than one thousand (1,000) Partnership Units or, if such Redeeming Partner holds less than one thousand (1,000) Partnership Units, for less than all of the Partnership Units held by such Redeeming Partner.

          (ii) The Redeeming Partner shall have no right with respect to any Partnership Units so redeemed to receive any distributions paid after the Specified Redemption Date.

         (iii) The Assignee of any Limited Partner may exercise the rights of such Limited Partner pursuant to this Section 8.6 and such Limited Partner shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such Limited Partner's Assignee. In connection with any exercise of the such rights by such Assignee on behalf of such Limited Partner, the Cash Amount shall be paid by the Partnership directly to such Assignee and not to such Limited Partner.

          (iv) In the event that the General Partner provides notice to the Limited Partners pursuant to Section 8.5.C hereof, the Redemption Right shall be exercisable, without regard to whether the Partnership Units have been outstanding for any specified period, during the period commencing on the date on which the General Partner provides such notice and ending on the record date to determine stockholders eligible to receive such distribution or to vote upon the approval of such merger, sale or other extraordinary transaction (or, if no record date is applicable, at least twenty (20) business days before the consummation of such merger, sale or other extraordinary transaction). In the event that this subparagraph (iv) applies, the Specified Redemption Date is the date on which the Partnership and the General Partner receive notice of exercise of the Redemption Right, rather than ten (10) Business Days after receipt of the notice of redemption.

         B. GENERAL PARTNER ASSUMPTION OF RIGHT. (i) If a Limited Partner has delivered a Notice of Redemption, the General Partner may, in its sole and absolute discretion (subject to any limitations on ownership and transfer of Shares set forth in the Articles of Incorporation), elect to assume directly and satisfy a Redemption Right by paying to the Redeeming Partner either the Cash Amount or the Shares Amount, as the General Partner determines in its sole and absolute discretion (provided that payment of the Redemption Amount in the form of Shares shall be in Shares registered under Section 12 of the Exchange Act and listed for trading on the exchange or national market on which the Shares are Publicly Traded, and PROVIDED, FURTHER that, in the event that the Shares are not Publicly Traded at the time a Redeeming Partner exercises its Redemption Right, the Redemption Amount shall be paid only in the form of the Cash Amount unless the Redeeming Partner, in its sole and absolute discretion, consents to payment of the Redemption Amount in the form of the Shares Amount), on the Specified Redemption Date, whereupon the General Partner shall acquire the Partnership Units offered for redemption by the Redeeming Partner and shall be treated for all purposes of this Agreement as the owner of such Partnership Units. Unless the General Partner, in its sole and absolute discretion, shall exercise its right to assume directly and satisfy the Redemption Right, the General Partner shall not have any obligation to the Redeeming Partner or to the Partnership with respect to the Redeeming Partner's exercise of the Redemption Right. In the event the General Partner shall exercise its right to satisfy the Redemption Right in the manner described in the first sentence of this Section 8.6.B and shall fully perform its obligations in connection therewith, the Partnership shall have no right or obligation to pay any amount to the Redeeming Partner with respect to such Redeeming Partner's exercise of the Redemption Right, and each of the Redeeming Partner, the Partnership and the General Partner shall, for federal income tax purposes, treat the transaction between the General Partner and the Redeeming Partner as a sale of the Redeeming Partner's Partnership Units to the General Partner. Nothing contained in this
Section 8.6.B shall imply any right of the General Partner to require any Limited Partner to exercise the Redemption Right afforded to such Limited Partner pursuant to Section 8.6.A above.

          (ii) In the event that the General Partner determines to pay the Redeeming Partner the Redemption Amount in the form of Shares, the total number of Shares to be paid to the Redeeming Partner in exchange for the Redeeming Partner's Partnership Units shall be the applicable Shares Amount . In the event this amount is not a whole number of Shares, the Redeeming Partner shall be paid (i) that number of Shares which equals the nearest whole number less than such amount plus (ii) an amount of cash which the General Partner determines, in its reasonable discretion, to represent the fair value of the remaining fractional Share which would otherwise be payable to the Redeeming Partner.

         (iii) Each Redeeming Partner agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of Shares upon exercise of the Redemption Right.

         C. EXCEPTIONS TO EXERCISE OF REDEMPTION RIGHT. Notwithstanding the provisions of Sections 8.6.A and 8.6.B above, a Partner shall not be entitled to exercise the

Redemption Right pursuant to Section 8.6.A above if (but only as long as) the delivery of Shares to such Partner on the Specified Redemption Date (i) would be prohibited under the Articles of Incorporation or (ii) as long as the Shares are Publicly Traded, would be prohibited under applicable federal or state securities laws or regulations (in each case regardless of whether the General Partner would in fact assume and satisfy the Redemption Right).

         D. NO LIENS ON PARTNERSHIP UNITS DELIVERED FOR REDEMPTION. Each Limited Partner covenants and agrees with the General Partner that all Partnership Units delivered for redemption shall be delivered to the Partnership or the General Partner, as the case may be, free and clear of all liens, and, notwithstanding anything contained herein to the contrary, neither the General Partner nor the Partnership shall be under any obligation to acquire Partnership Units which are or may be subject to any liens. Each Limited Partner further agrees that, in the event any state or local property transfer tax is payable as a result of the transfer of its Partnership Units to the Partnership or the General Partner, such Limited Partner shall assume and pay such transfer tax.

         E. ADDITIONAL PARTNERSHIP INTERESTS. In the event that the Partnership issues Partnership Interests to any Additional Limited Partner pursuant to Article IV hereof, the General Partner shall make such amendments to this Section 8.6 as it determines are necessary to reflect the issuance of such Partnership Interests (including setting forth any restrictions on the exercise of the Redemption Right with respect to such Partnership Interests).


                                      ARTICLE IX
                        BOOKS, RECORDS, ACCOUNTING AND REPORTS

SECTION 9.1        RECORDS AND ACCOUNTING

         The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership's business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 9.3 below. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles.

SECTION 9.2        FISCAL YEAR

    The fiscal year of the Partnership shall be the calendar year.


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

SECTION 9.3        REPORTS

         A. ANNUAL REPORTS. As soon as practicable, but in no event later than the date on which the General Partner Entity mails its annual report to its stockholders, the General Partner shall cause to be mailed to each Limited Partner an annual report, as of the close of the most recently ended Partnership Year, containing financial statements of the Partnership, or of the General Partner Entity if such statements are prepared solely on a consolidated basis with the Partnership, for such Partnership Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner Entity.

         B. QUARTERLY REPORTS. If and to the extent that the General Partner Entity mails quarterly reports to its stockholders, as soon as practicable, but in no event later than the date on which such reports are mailed, the General Partner shall cause to be mailed to each Limited Partner a report containing unaudited financial statements, as of the last day of such calendar quarter, of the Partnership, or of the General Partner Entity if such statements are prepared solely on a consolidated basis with the Partnership, and such other information as may be required by applicable law or regulation, or as the General Partner determines to be appropriate.


                                      ARTICLE X
                                     TAX MATTERS

SECTION 10.1       PREPARATION OF TAX RETURNS

         The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by Limited Partners for federal and state income tax reporting purposes.

SECTION 10.2       TAX ELECTIONS

         Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code; PROVIDED, HOWEVER, that the General Partner shall make the election under Section 754 of the Code in accordance with applicable Regulations thereunder. The General Partner shall have the right to seek to revoke any such election (including, without limitation, the election under Section 754 of the Code) upon the General Partner's determination in its sole and absolute discretion that such revocation is in the best interests of the Partners.

SECTION 10.3       TAX MATTERS PARTNER

         A. GENERAL. The General Partner shall be the "tax matters partner" of the Partnership for federal income tax purposes. Pursuant to Section 6223(c)(3) of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address, taxpayer identification number and profit interest of each of the Limited Partners and any Assignees; PROVIDED, HOWEVER, that such information is provided to the Partnership by the Limited Partners.

         B.   POWERS.  The tax matters partner is authorized, but not required:

              (1) to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a "tax audit" and such judicial proceedings being referred to as "judicial review"), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or (ii) who is a "notice partner" (as defined in Section 6231(a)(8) of the Code) or a member of a "notice group" (as defined in
                   Section 6223(b)(2) of the Code);

              (2) in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a "final adjustment") is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the filing of a complaint for refund with the United States Claims Court or the District Court of the United States for the district in which the Partnership's principal place of business is located;

              (3) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

              (4) to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

              (5) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

              (6) to take any other action on behalf of the Partners of the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

         The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 7.7 hereof shall be fully applicable to the tax matters partner in its capacity as such.

         C. REIMBURSEMENT. The tax matters partner shall receive no compensation for its services. All third party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm or a law firm to assist the tax matters partner in discharging its duties hereunder, as long as the compensation paid by the Partnership for such services is reasonable.

SECTION 10.4       ORGANIZATIONAL EXPENSES

         The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a sixty (60) month period as provided in Section 709 of the Code.

SECTION 10.5       WITHHOLDING

         Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Section 1441, 1442, 1445, or 1446 of the Code. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a recourse loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within fifteen (15) days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Limited Partner.

Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner's Partnership Interest to secure such Limited Partner's obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.5. In the event that a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 10.5 when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner (including, without limitation, the right to receive distributions). Any amounts payable by a Limited Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the WALL STREET JOURNAL, plus four (4) percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.


                                      ARTICLE XI
                              TRANSFERS AND WITHDRAWALS

SECTION 11.1       TRANSFER

         A. DEFINITION. The term "transfer," when used in this Article XI with respect to a Partnership Interest or a Partnership Unit, shall be deemed to refer to a transaction by which the General Partner purports to assign all or any part of its General Partnership Interest to another Person or by which a Limited Partner purports to assign all or any part of its Limited Partnership Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise. The term "transfer" when used in this Article XI does not include any redemption or repurchase of Partnership Units by the Partnership from a Partner (including the General Partner) or acquisition of Partnership Units from a Limited Partner by the General Partner pursuant to Section 8.6 hereof or otherwise. No part of the interest of a Limited Partner shall be subject to the claims of any creditor, any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.

         B. GENERAL. No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this
Article XI. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article XI shall be null and void.

SECTION 11.2       TRANSFERS OF PARTNERSHIP INTERESTS OF GENERAL PARTNER

         A. Except for transfers of Partnership Units to the Partnership as provided in Section 7.5 or Section 8.6 hereof, the General Partner may not transfer any of its Partnership Interest (including both its General Partnership Interest and its Limited Partnership Interest) except in connection with a transaction described in Section 11.2.B below or as otherwise expressly permitted under this Agreement), nor shall the General Partner withdraw as General Partner except in connection with a transaction described in Section 11.2.B below.

         B. The General Partner shall not engage in any merger (including a triangular merger), consolidation or other combination with or into another person, sale of all or substantially all of its assets or any reclassification, recapitalization or change of outstanding Shares (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination as described in the definition of "Conversion Factor") ("Termination Transaction"), unless the Termination Transaction has been approved by the Consent of the Partners holding a majority or more of the then outstanding Percentage Interests (including the effect of any Partnership Units held by the General Partner) and in connection with which all Limited Partners either will receive, or will have the right to elect to receive, for each Partnership Unit an amount of cash, securities, or other property equal to the product of the Conversion Factor and the greatest amount of cash, securities or other property paid to a holder of Shares, if any, corresponding to such Partnership Unit that was issued pursuant to Section 4.2.A hereof in consideration of one such Share at any time during the period from and after the date on which the Termination Transaction is consummated; PROVIDED THAT, if, in connection with the Termination Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than fifty percent (50%) of the outstanding Shares, each holder of Partnership Units shall receive, or shall have the right to elect to receive, the greatest amount of cash, securities, or other property which such holder would have received had it exercised the Redemption Right and received Shares in exchange for its Partnership Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer.

SECTION 11.3       LIMITED PARTNERS' RIGHTS TO TRANSFER

         A. GENERAL. Subject to the provisions of Sections 11.3.C, 11.3.D, 11.3.E, 11.4 and 11.6 below, prior to the second anniversary of the Effective Date, a Limited Partner may not transfer any of such Limited Partner's rights as a Limited Partner without the consent of the General Partner, which consent the General Partner may withhold in its sole discretion if it determines that such a transfer would cause any or all of the Limited Partners other than the Limited Partner seeking to transfer its rights as a Limited Partner to be subject to tax liability as a result of such transfer. Any purported transfer attempted in violation of the foregoing sentence shall be deemed void AB INITIO and shall have no force or effect. Subject to the provisions of Sections 11.3.C, 11.3.D, 11.3.E, 11.4 and 11.6 below, on or after the second anniversary of the Effective Date, a Limited Partner (other than the General Partner) may transfer, with or without the consent of the General Partner, all or any portion of its Partnership

Interest, or any of such Limited Partner's rights as a Limited Partner, provided that prior written notice of such proposed transfer is delivered to the General Partner.

         B. INCAPACITATED LIMITED PARTNERS. If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner's estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners for the purpose of settling or managing the estate and such power as the Incapacitated Limited Partner possessed to transfer all or any part of its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

         C. NO TRANSFERS VIOLATING SECURITIES LAWS. The General Partner may prohibit any transfer of Partnership Units by a Limited Partner if, in the opinion of legal counsel to the Partnership, such transfer would require filing of a registration statement under the Securities Act or would otherwise violate any federal, or state securities laws or regulations applicable to the Partnership or the Partnership Unit.

         D. NO TRANSFERS AFFECTING TAX STATUS OF PARTNERSHIP. No transfer of Partnership Units by a Limited Partner (including a redemption or exchange pursuant to Section 8.6 hereof) may be made to any Person if (i) in the opinion of legal counsel for the Partnership, it would result in the Partnership being treated as an association taxable as a corporation for federal income tax purposes or would result in a termination of the Partnership for federal income tax purposes (except as a result of the redemption or exchange for Shares of all Partnership Units held by all Limited Partners other than the General Partner or the General Partner Entity or any Subsidiary of either the General Partner or the General Partner Entity or pursuant to a transaction expressly permitted under Section 7 11.B or Section 11.2 hereof), (ii) in the opinion of legal counsel for the Partnership, it would adversely affect the ability of the General Partner Entity to continue to qualify as a REIT or would subject the General Partner Entity to any additional taxes under Section 857 or Section 4981 of the Code or (iii) such transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code.

         E. NO TRANSFERS TO HOLDERS OF NONRECOURSE LIABILITIES. No pledge or transfer of any Partnership Units may be made to a lender to the Partnership, or to any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership, whose loan constitutes a Nonrecourse Liability without the consent of the General Partner, in its sole and absolute discretion; provided that, as a condition to such consent the lender will be required to enter into an arrangement with the Partnership and the General Partner to exchange or redeem for the Redemption Amount any Partnership Units transferred or in which a security interest is held simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.

         F. TRANSFER REGISTER. The General Partner shall keep a register for the Partnership on which the transfer, pledge or release of Partnership Units shall be shown and pursuant to which entries shall be made to effect all transfers, pledges or releases as required by Sections 8-207, 8-313(1) and 8-321 of the Uniform Commercial Code, as amended, in effect in the States of New York and Delaware; PROVIDED, HOWEVER, that if there is any conflict between such requirements, the provisions of the Delaware Uniform Commercial Code shall govern. The General Partner shall (i) place proper entries in such register clearly showing each transfer and each pledge and grant of security interest and the transfer and assignment pursuant thereto, such entries to be endorsed by the General Partner and (ii) maintain the register and make the register available for inspection by all of the Partners and their pledgees at all times during the term of this Agreement. Nothing herein shall be deemed a consent to any pledge or transfer otherwise prohibited under this Agreement.

SECTION 11.4       SUBSTITUTED LIMITED PARTNERS

         A. CONSENT OF GENERAL PARTNER. No Limited Partner shall have the right to substitute a transferee as a Limited Partner in its place without the consent of the General Partner to the admission of a transferee of the interest of a Limited Partner pursuant to this Section 11.4 as a Substituted Limited Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion. The General Partner's failure or refusal to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or any Partner.

         B. RIGHTS OF SUBSTITUTED LIMITED PARTNER. A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article XI shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement. The admission of any transferee as a Substituted Limited Partner shall be conditioned upon the transferee executing and delivering to the Partnership an acceptance of all the terms and conditions of this Agreement (including, without limitation, the provisions of Section 15.11 hereof and such other documents or instruments as may be required to effect the admission).

         C. AMENDMENT AND RESTATEMENT OF EXHIBIT A. Upon the admission of a Substituted Limited Partner, the General Partner shall amend and restate Exhibit A hereto to reflect the name, address, Capital Account, number of Partnership Units, and Percentage Interest of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address, Capital Account and Percentage Interest of the predecessor of such Substituted Limited Partner.

SECTION 11.5       ASSIGNEES

         If the General Partner, in its sole and absolute discretion, does not consent to the admission of any permitted transferee under Section 11.3 above as a Substituted Limited Partner, as described in Section 11.4 above, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited


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

partnership interest under the Act, including the right to receive distributions from the Partnership and the share of Net Income, Net Losses, gain, loss and Recapture Income attributable to the Partnership Units assigned to such transferee, and shall have the rights granted to the Limited Partners under
Section 8.6 hereof but shall not be deemed to be a holder of Partnership Units for any other purpose under this Agreement, and shall not be entitled to vote such Partnership Units in any matter presented to the Limited Partners for a vote (such Partnership Units being deemed to have been voted on such matter in the same proportion as all other Partnership Units held by Limited Partners are voted). In the event any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all the provisions of this Article XI to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units.

SECTION 11.6       GENERAL PROVISIONS

         A. WITHDRAWAL OF LIMITED PARTNER. No Limited Partner may withdraw from the Partnership other than as a result of a permitted transfer of all of such Limited Partner's Partnership Units in accordance with this Article XI or pursuant to redemption of all of its Partnership Units under Section 8.6 hereof.

         B. TERMINATION OF STATUS AS LIMITED PARTNER. Any Limited Partner who shall transfer all of its Partnership Units in a transfer permitted pursuant to this Article XI or pursuant to redemption of all of its Partnership Units under Section 8.6 hereof shall cease to be a Limited Partner.

         C. TIMING OF TRANSFERS. Transfers pursuant to this Article XI may only be made on the first day of a fiscal quarter of the Partnership, unless the General Partner otherwise agrees.

         D. ALLOCATIONS. If any Partnership Interest is transferred during any quarterly segment of the Partnership's fiscal year in compliance with the provisions of this Article XI or redeemed or transferred pursuant to Section 8.6 hereof, Net Income, Net Losses, each item thereof and all other items attributable to such interest for such fiscal year shall be divided and allocated between the transferor Partner and the transferee Partner by taking into account their varying interests during the fiscal year in accordance with
Section 706(d) of the Code, using the interim closing of the books method (unless the General Partner, in its sole and absolute discretion, elects to adopt a daily, weekly, or a monthly proration period, in which event Net Income, Net Losses, each item thereof and all other items attributable to such interest for such fiscal year shall be prorated based upon the applicable method selected by the General Partner). Solely for purposes of making such allocations, each of such items for the calendar month in which the transfer or redemption occurs shall be allocated to the Person who is a Partner as of midnight on the last day of said month. All distributions of Available Cash attributable to any Partnership Unit with respect to which the Partnership Record Date is before the date of such transfer, assignment or redemption shall be made to the transferor Partner or the Redeeming Partner, as the case may be, and, in the case of a transfer or assignment other than a


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

redemption, all distributions of Available Cash thereafter attributable to such Partnership Unit shall be made to the transferee Partner.

         E. ADDITIONAL RESTRICTIONS. In addition to any other restrictions on transfer herein contained, including without limitation the provisions of this Article XI, in no event may any transfer or assignment of a Partnership Interest by any Partner (including pursuant to Section 8.6 hereof) be made without the express consent of the General Partner, in its sole and absolute discretion, (i) to any person or entity who lacks the legal right, power or capacity to own a Partnership Interest; (ii) in violation of applicable law;
(iii) of any component portion of a Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest; (iv) if in the opinion of legal counsel to the Partnership such transfer would cause a termination of the Partnership for federal or state income tax purposes (except as a result of the redemption or exchange for Shares of all Partnership Units held by all Limited Partners or pursuant to a transaction expressly permitted under Section 7.11.B or Section
11.2 hereof); (v) if in the opinion of counsel to the Partnership, such transfer would cause the Partnership to cease to be classified as a partnership for federal income tax purposes (except as a result of the redemption or exchange for Shares of all Partnership Units held by all Limited Partners or pursuant to a transaction expressly permitted under Section 7.11.B or Section 11.2 hereof);
(vi) if such transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a "party-in-interest" (as defined in Section 3(14) of ERISA) or a "disqualified person" (as defined in
Section 4975(c) of the Code); (vii) if such transfer would, in the opinion of counsel to the Partnership, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.1101; (viii) if such transfer requires the registration of such Partnership Interest pursuant to any applicable federal or state securities laws; (ix) if such transfer is effectuated through an "established securities market" or a "secondary market" (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code or such transfer causes the Partnership to become a "publicly traded partnership," as such term is defined in Section 469(k)(2) or Section 7704(b) of the Code; (x) if such transfer subjects the Partnership to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or the Employee Retirement Income Security Act of 1974, each as amended; (xi) if the transferee or assignee of such Partnership Interest is unable to make the representations set forth in Section 15.15 hereof or such transfer could otherwise adversely affect the ability of the General Partner Entity to remain qualified as a REIT; or (xii) if in the opinion of legal counsel for the Partnership, such transfer would adversely affect the ability of the General Partner Entity to continue to qualify as a REIT or subject the General Partner Entity to any additional taxes under Section 857 or Section 4981 of the Code.

         F. AVOIDANCE OF "PUBLICLY TRADED PARTNERSHIP" STATUS. The General Partner shall monitor the transfers of interests in the Partnership to determine
(i) if such interests are being traded on an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code and (ii) whether additional transfers of interests would result in the Partnership being unable to qualify for at least one of


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

the "safe harbors" set forth in Regulations Section 1.7704-1 (or such other guidance subsequently published by the IRS setting forth safe harbors under which interests will not be treated as "readily tradable on a secondary market (or the substantial equivalent thereof") within the meaning of Section 7704 of the Code (the "Safe Harbors"). The General Partner shall take all steps reasonably necessary or appropriate to prevent any trading of interests or any recognition by the Partnership of transfers made on such markets and, except as otherwise provided herein, to insure that at least one of the Safe Harbors is met.


                                     ARTICLE XII
                                ADMISSION OF PARTNERS

SECTION 12.1       ADMISSION OF SUCCESSOR GENERAL PARTNER

         A successor to all of the General Partner's General Partnership Interest pursuant to Section 11.2 hereof who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective upon such transfer. Any such transferee shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner's executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission.

SECTION 12.2       ADMISSION OF ADDITIONAL LIMITED PARTNERS

         A. GENERAL. No Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent shall be given or withheld in the General Partner's sole and absolute discretion. A Person who makes a Capital Contribution to the Partnership in accordance with this Agreement, including, without limitation, pursuant to Section 4.1.C hereof, or who exercises an option to receive Partnership Units shall be admitted to the Partnership as an Additional Limited Partner only with the consent of the General Partner and only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 15.11 hereof and (ii) such other documents or instruments as may be required in the discretion of the General Partner in order to effect such Person's admission as an Additional Limited Partner. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.

         B. ALLOCATIONS TO ADDITIONAL LIMITED PARTNERS. If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items allocable among Partners and Assignees for such Partnership Year shall be allocated among such Additional Limited Partner and all other Partners and Assignees by taking into account their varying interests during


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

the Partnership Year in accordance with Section 706(d) of the Code, using the interim closing of the books method (unless the General Partner, in its sole and absolute discretion, elects to adopt a daily, weekly or monthly proration method, in which event Net Income, Net Losses, and each item thereof would be prorated based upon the applicable period selected by the General Partner). Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all the Partners and Assignees including such Additional Limited Partner. All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited Partner, and all distributions of Available Cash thereafter shall be made to all the Partners and Assignees including such Additional Limited Partner.

SECTION 12.3       AMENDMENT OF AGREEMENT AND CERTIFICATE OF LIMITED
PARTNERSHIP

         For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership (including an amendment and restatement of EXHIBIT A hereto) and, if necessary, to prepare as soon as practical an amendment of this Agreement and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 15.11 hereof.


                                     ARTICLE XIII
                             DISSOLUTION AND LIQUIDATION

SECTION 13.1       DISSOLUTION

         The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following ("Liquidating Events"):

                (i) the expiration of its term as provided in Section 2.4 hereof;

               (ii) an event of withdrawal of the General Partner, as defined in the Act (other than an event of bankruptcy), unless, within ninety (90) days after the withdrawal a "majority in interest" (as defined below) of the remaining Partners Consent in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a substitute General Partner;

              (iii) an election to dissolve the Partnership made by the General Partner, in its sole and absolute discretion, after December 31, [204__];

               (iv) entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

                (v) the sale of all or substantially all of the assets and properties of the Partnership for cash or for marketable securities (subject to Section 7.11.C); or

               (vi) a final and nonappealable judgment is entered by a court of competent jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and nonappealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless prior to or within ninety days after of the entry of such order or judgment a "majority in interest" (as defined below) of the remaining Partners Consent in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute General Partner.

         As used herein, a "majority in interest" shall refer to Partners (excluding the General Partner) who hold more than fifty percent (50%) of the outstanding Percentage Interests not held by the General Partner.

SECTION 13.2       WINDING UP

         A. GENERAL. Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. The General Partner (or, in the event there is no remaining General Partner, any Person elected by a majority in interest of the Limited Partners (the "Liquidator")) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include equity or other securities of the General Partner or any other entity) shall be applied and distributed in the following order:

         (1) First, to the payment and discharge of all of the Partnership's debts and liabilities to creditors other than the Partners;


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

         (2) Second, to the payment and discharge of all of the Partnership's debts and liabilities to the Partners; and

         (3) The balance, if any, to the Partners in accordance with their Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods.

The General Partner shall not receive any additional compensation for any services performed pursuant to this Article XIII.

         B. DEFERRED LIQUIDATION. Notwithstanding the provisions of Section 13.2.A above which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2.A above, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

SECTION 13.3       COMPLIANCE WITH TIMING REQUIREMENTS OF REGULATIONS

         Subject to Section 13.4 below, in the event the Partnership is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article XIII to the General Partner and Limited Partners who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever. In the discretion of the General Partner, a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to this Article XIII may be:
(A) distributed to a trust established for the benefit of the General Partner and Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership (in which case the assets of any such trust shall be distributed to the General Partner and Limited Partners from time to time, in the reasonable discretion of the General Partner, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner and Limited Partners pursuant to this Agreement); or (B) withheld to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld amounts shall be distributed to the General Partner and Limited Partners as soon as practicable.

SECTION 13.4       DEEMED DISTRIBUTION AND RECONTRIBUTION

         Notwithstanding any other provision of this Article XIII, in the event the Partnership is deemed liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Liquidating Event has occurred, the Partnership's property shall not be liquidated, the Partnership's liabilities shall not be paid or discharged and the Partnership's affairs shall not be wound up.
Instead, for federal income tax purposes and for purposes of maintaining Capital Accounts pursuant to EXHIBIT B hereto, the Partnership shall be deemed to have distributed its assets in kind to the General Partner and Limited Partners, who shall be deemed to have assumed and taken such assets subject to all Partnership liabilities, all in accordance with their respective Capital Accounts. Immediately thereafter, the General Partner and Limited Partners shall be deemed to have recontributed the Partnership assets in kind to the Partnership, which shall be deemed to have assumed and taken such assets subject to all such liabilities.

SECTION 13.5       RIGHTS OF LIMITED PARTNERS

         Except as otherwise provided in this Agreement, each Limited Partner shall look solely to the assets of the Partnership for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Partnership. Except as otherwise expressly provided in this Agreement, no Limited Partner shall have priority over any other Limited Partner as to the return of its Capital Contributions, distributions, or allocations.

SECTION 13.6       NOTICE OF DISSOLUTION

         In the event a Liquidating Event occurs or an event occurs that would, but for provisions of an election or objection by one or more Partners pursuant to Section 13.1 above, result in a dissolution of the Partnership, the General Partner shall, within thirty (30) days thereafter, provide written notice thereof to each of the Partners and to all other parties with whom the Partnership regularly conducts business (as determined in the discretion of the General Partner) and shall publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined in the discretion of the General Partner).

SECTION 13.7       CANCELLATION OF CERTIFICATE OF LIMITED PARTNERSHIP

         Upon the completion of the liquidation of the Partnership cash and property as provided in Section 13.2 above, the Partnership shall be terminated and the Certificate and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

SECTION 13.8       REASONABLE TIME FOR WINDING UP

         A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2 above, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect among the Partners during the period of liquidation.

SECTION 13.9       WAIVER OF PARTITION

    Each Partner hereby waives any right to partition of the Partnership property.

SECTION 13.10 LIABILITY OF LIQUIDATOR

         The Liquidator shall be indemnified and held harmless by the Partnership in the same manner and to the same degree as an Indemnitee may be indemnified pursuant to Section 7.11 hereof.


                                     ARTICLE XIV
                     AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS

SECTION 14.1       AMENDMENTS.

         A. GENERAL. Amendments to this Agreement may be proposed by the General Partner or by any Limited Partners holding twenty-five percent (25%) or more of the Partnership Interests. Following such proposal (except an amendment pursuant to Section 14.1.B below), the General Partner shall submit any proposed amendment to the Limited Partners. The General Partner shall seek the written vote of the Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. For purposes of obtaining a written vote, the General Partner may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall constitute a vote which is consistent with the General Partner's recommendation with respect to the proposal. Except as provided in Section 14.1.B, 14.1.C or 14.1.D below, a proposed amendment shall be adopted and be effective as an amendment hereto if it is approved by the General Partner and it receives the Consent of Partners holding a majority of the

Percentage Interests of the Limited Partners (including Limited Partnership Interests held by the General Partner).

         B.   AMENDMENTS NOT REQUIRING LIMITED PARTNER APPROVAL.
Notwithstanding Section 14.1.A or Section 14.1.C hereof, the General Partner shall have the power, without the Consent of the Limited Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

         (1) to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

         (2) to reflect the admission, substitution, termination or withdrawal of any Partner in accordance with this Agreement;

         (3) to set forth the designations, rights, powers, duties, and preferences of the holders of any additional Partnership Interests issued pursuant to Article IV hereof;

         (4) to reflect a change that does not adversely affect any of the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement or as may be expressly provided by any other provisions of this Agreement; and

         (5) to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal, state or local agency or contained in federal, state or local law.

The General Partner shall notify the Limited Partners when any action under this
Section 14.1.B is taken in the next regular communication to the Limited
Partners.

         C. AMENDMENTS REQUIRING LIMITED PARTNER APPROVAL (EXCLUDING GENERAL PARTNER). Notwithstanding Section 14 1.A above, without the Consent of the Outside Limited Partners, the General Partner shall not amend Section 4.2.A,
Section 5.1.E, Section 7.1.A (second sentence only), Section 7.5, Section 7.6,
Section 7.8, Section 7.11.B, Section 11.2, Section 13.1, this Section 14.1.C or
Section 14.2.

         D. OTHER AMENDMENTS REQUIRING CERTAIN LIMITED PARTNER APPROVAL. Notwithstanding anything in this Section 14.1 to the contrary, this Agreement shall not be amended with respect to any Partner adversely affected without the Consent of such Partner adversely affected if such amendment would (i) convert a Limited Partner's interest in the

Partnership into a general partner's interest, (ii) modify the limited liability of a Limited Partner, (iii) amend Section 7.11.A, (iv) amend Article V, Article VI, or Section 13.2.A(3) (except as permitted pursuant to Sections 4.2, 5.1.E, 5.4, 6.2 and 14.1(B)(3)), (v) amend Section 8.6 or any defined terms set forth in Article I that relate to the Redemption Right (except as permitted in Section 8.6.E), or (vi) amend this Section 14.1.D. In addition, any amendment to
Section 7.11.C of this Agreement shall require the following consent:

           (i) In the event that the amendment to Section 7.11.C affects the 673 First Avenue Property or the rights of holders of 673 First Avenue Units, such amendment shall require the Consent of Partners (other than the General Partner or the General Partner Entity or any Subsidiary of either the General Partner or the General Partner Entity) who hold seventy-five percent (75%) of the 673 First Avenue Units;

          (ii) In the event that the amendment to Section 7.11.C affects the 470 Park Avenue South Property or the rights of holders of 470 Park Avenue South Units, such amendment shall require the Consent of Partners (other than the General Partner or the General Partner Entity or any Subsidiary of either the General Partner or the General Partner Entity) who hold seventy-five percent (75%) of the 470 Park Avenue South Units.

         E. AMENDMENT AND RESTATEMENT OF EXHIBIT A NOT AN AMENDMENT. Notwithstanding anything in this Article XIV or elsewhere in this Agreement to the contrary, any amendment and restatement of EXHIBIT A hereto by the General Partner to reflect events or changes otherwise authorized or permitted by this Agreement, whether pursuant to Section 7.1.A(20) hereof or otherwise, shall not be deemed an amendment of this Agreement and may be done at any time and from time to time, as necessary by the General Partner without the Consent of the Limited Partners.

SECTION 14.2       MEETINGS OF THE PARTNERS

         A. GENERAL. Meetings of the Partners may be called by the General Partner and shall be called upon the receipt by the General Partner of a written request by Limited Partners holding twenty-five percent (25%) or more of the Partnership Interests. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven (7) days nor more than thirty (30) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or Consent of Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Partners or may be given in accordance with the procedure prescribed in Section 14.1.A above. Except as otherwise expressly provided in this Agreement, the Consent of holders of a majority of the Percentage Interests held by Limited Partners (including Limited Partnership Interests held by the General Partner) shall control.

         B. ACTIONS WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement). Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement). Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

         C. PROXY. Each Limited Partner may authorize any Person or Persons to act for him by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it. Such revocation to be effective upon the Partnership's receipt of notice thereof in writing.

         D. CONDUCT OF MEETING. Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate.


                                      ARTICLE XV
                                  GENERAL PROVISIONS

SECTION 15.1       ADDRESSES AND NOTICE

         Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner or Assignee at the address set forth in Exhibit A hereto or such other address as the Partners shall notify the General Partner in writing.

SECTION 15.2       TITLES AND CAPTIONS

         All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" and "Sections" are to Articles and Sections of this Agreement.

SECTION 15.3       PRONOUNS AND PLURALS

         Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

SECTION 15.4       FURTHER ACTION

         The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

SECTION 15.5       BINDING EFFECT

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

SECTION 15.6       CREDITORS

         Other than as expressly set forth herein with regard to any Indemnitee, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

SECTION 15.7       WAIVER

         No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

SECTION 15.8       COUNTERPARTS

         This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

SECTION 15.9       APPLICABLE LAW

         This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

SECTION 15.10 INVALIDITY OF PROVISIONS

         If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

SECTION 15.11 POWER OF ATTORNEY

         A. GENERAL. Each Limited Partner and each Assignee who accepts Partnership Units (or any rights, benefits or privileges associated therewith) is deemed to irrevocably constitute and appoint the General Partner, any Liquidator and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

         (1) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the General Partner or any Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property, (b) all instruments that the General Partner or any Liquidator deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms, (c) all conveyances and other instruments or documents that the General Partner or any Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation, (d) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article XI, XII or XIII hereof or the Capital Contribution of any Partner and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Interests; and

         (2) execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole discretion of the General Partner or any Liquidator, to effectuate the terms or intent of this Agreement.

         Nothing contained in this Section 15.11 shall be construed as authorizing the General Partner or any Liquidator to amend this Agreement except in accordance with Article XIV hereof or as may be otherwise expressly provided for in this Agreement.

         B. IRREVOCABLE NATURE. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner or any Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner's or Assignee's Partnership Units and shall extend to such Limited Partner's or Assignee's heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or any Liquidator, acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner or any Liquidator, taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within fifteen (15) days after receipt of the General Partner's or Liquidator's request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

SECTION 15.12 ENTIRE AGREEMENT

         This Agreement contains the entire understanding and agreement among the Partners with respect to the subject matter hereof and supersedes any prior written oral understandings or agreements among them with respect thereto.

SECTION 15.13 NO RIGHTS AS STOCKHOLDERS

         Nothing contained in this Agreement shall be construed as conferring upon the holders of the Partnership Units any rights whatsoever as stockholders of the General Partner Entity, including, without limitation, any right to receive dividends or other distributions made to stockholders of the General Partner Entity or to vote or to consent or receive notice as stockholders in respect to any meeting of stockholders for the election of directors of the General Partner Entity or any other matter.

SECTION 15.14 LIMITATION TO PRESERVE REIT STATUS

         To the extent that any amount paid or credited to the General Partner or its officers, directors, employees or agents pursuant to Section 7.4 or
Section 7.7 hereof would
constitute gross income to the General Partner Entity for purposes of Section 856(c)(2) or 856(c)(3) of the Code (a "General Partner Payment") then, notwithstanding any other provision of this Agreement, the amount of such General Partner Payments for any fiscal year shall not exceed the lesser of:

           (i) an amount equal to the excess, if any, of (a) 4.20% of the General Partner Entity's total gross income (but not including the amount of any General Partner Payments) for the fiscal year which is described in subsections
(A) though (H) of Section 856(c)(2) of the Code over (b) the amount of gross income (within the meaning of Section 856(c)(2) of the Code) derived by the General Partner Entity from sources other than those described in subsections
(A) through (H) of Section 856(c)(2) of the Code (but not including the amount of any General Partner Payments); or

          (ii) an amount equal to the excess, if any of (a) 25% of the General Partner Entity's total gross income (but not including the amount of any General Partner Payments) for the fiscal year which is described in subsections
(A) through (I) of Section 856(c)(3) of the Code over (b) the amount of gross income (within the meaning of Section 856(c)(3) of the Code) derived by the General Partner Entity from sources other than those described in subsections
(A) through (I) of Section 856(c)(3) of the Code (but not including the amount of any General Partner Payments);

PROVIDED, HOWEVER, that General Partner Payments in excess of the amounts set forth in subparagraphs (i) and (ii) above may be made if the General Partner Entity, as a condition precedent, obtains an opinion of tax counsel that the receipt of such excess amounts would not adversely affect the General Partner Entity's ability to qualify as a REIT. To the extent General Partner Payments may not be made in a year due to the foregoing limitations, such General Partner Payments shall carry over and be treated as arising in the following year, PROVIDED, HOWEVER, that such amounts shall not carry over for more than five years, and if not paid within such five year period, shall expire; PROVIDED, FURTHER, that (i) as General Partner Payments are made, such payments shall be applied first to carryover amounts outstanding, if any, and (ii) with respect to carryover amounts for more than one Partnership Year, such payments shall be applied to the earliest Partnership Year first.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                             GENERAL PARTNER:

                             SL GREEN REALTY CORP.


                             By:_______________________________________________
                             Name:_____________________________________________
                             Title:____________________________________________


                             LIMITED PARTNERS:

                             SL GREEN REALTY CORP.


                             By:_______________________________________________
                             Name:_____________________________________________
                             Title:____________________________________________


                             [ADD OTHER LIMITED PARTNERS]

                                      EXHIBIT A
                          PARTNERS AND PARTNERSHIP INTERESTS


Name and Address of Partner       Class A
Partnership
Units    Class B
Partnership
Units    Agreed Initial
Capital
Account  Percentage
Interest
GENERAL PARTNER:
SL Green Realty Corp.
70 West 36th Street
New York, New York 10018

LIMITED PARTNERS:
SL Green Realty Corp.
70 West 36th Street
New York, New York 10018
[List other Partners]

TOTAL

                                      EXHIBIT B
                             CAPITAL ACCOUNT MAINTENANCE

1.  CAPITAL ACCOUNTS OF THE PARTNERS

         A. The Partnership shall maintain for each Partner a separate Capital Account in accordance with the rules of Regulations Section 1.704-l(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions and any other deemed contributions made by such Partner to the Partnership pursuant to this Agreement and (ii) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with
Section 1.B hereof and allocated to such Partner pursuant to Section 6.1 of the Agreement and EXHIBIT C hereof, and decreased by (x) the amount of cash or Agreed Value of all actual and deemed distributions of cash or property made to such Partner pursuant to this Agreement and (y) all items of Partnership deduction and loss computed in accordance with Section 1.B hereof and allocated to such Partner pursuant to Section 6.1 of the Agreement and EXHIBIT C hereof.

         B. For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Partners' Capital Accounts, unless otherwise specified in this Agreement, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes determined in accordance with Section 703(a) of the Code (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to
Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

         (1) Except as otherwise provided in Regulations Section 1.704-l(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership, provided that the amounts of any adjustments to the adjusted bases of the assets of the Partnership made pursuant to
              Section 734 of the Code as a result of the distribution of property by the Partnership to a Partner (to the extent that such adjustments have not previously been reflected in the Partners' Capital Accounts) shall be reflected in the Capital Accounts of the Partners in the manner and subject to the limitations prescribed in Regulations Section 1.704-l(b)(2)(iv) (m)(4).

         (2) The computation of all items of income, gain, and deduction shall be made without regard to the fact that items described in Sections 705(a)(1)(B) or 705(a)(2)(B) of the Code are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes.

         (3) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the
              adjusted basis of such   property as of such date of disposition
              were equal in amount to the Partnership's Carrying Value with respect to such property as of such date.

         (4) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year.

         (5) In the event the Carrying Value of any Partnership Asset is adjusted pursuant to Section 1.D hereof, the amount of any such adjustment shall be taken into account as gain or loss from the disposition of such asset.

         (6) Any items specially allocated under Section 2 of EXHIBIT C hereof shall not be taken into account.

         C. Generally, a transferee (including any Assignee) of a Partnership Unit shall succeed to a pro rata portion of the Capital Account of the transferor, including where the transfer causes a termination of the Partnership under Section 708(b)(1)(B) of the Code, in which case the Capital Account of the transferee and the Capital Accounts of the other holders of Partnership Units in the terminated Partnership shall carry over to the new Partnership that is formed, for federal income tax purposes, as a result of the termination. In such event, the Carrying Values of the Partnership properties in the reconstituted Partnership shall remain the same as they were in the terminated Partnership and the Capital Accounts of such reconstituted Partnership shall be maintained in accordance with the principles of this EXHIBIT B.

         D. (1) Consistent with the provisions of Regulations Section 1.704-1(b)(2)(iv)(f), and as provided in Section 1.D(2), the Carrying Values of all Partnership assets shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the times of the adjustments provided in Section 1.D(2) hereof, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property and allocated pursuant to
              Section 6.1 of the Agreement.

         (2) Such adjustments shall be made as of the following times: (a) immediately prior to the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) immediately prior to the distribution by the Partnership to a Partner of more than a de minimis amount of property as consideration for an interest in the Partnership; and (c) immediately prior to the liquidation of the Partnership within the meaning of Regulations
              Section 1.704-l(b)(2)(ii)(g) (except for a liquidation resulting from the termination of the Partnership under Section 708(b)(1)(B) of the
              Code), provided however that adjustments pursuant to clauses (a) and (b) above shall be made only if the General Partner determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership.

         (3) In accordance with Regulations Section 1.704- l(b)(2)(iv)(e), the Carrying Value of Partnership assets distributed in kind (other than in connection with the termination of the Partnership under
              Section 708(b)(1)(B) of the Code) shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the time any such asset is distributed.

         (4) In determining Unrealized Gain or Unrealized Loss for purposes of this EXHIBIT B, the aggregate cash amount and fair market value of all Partnership assets (including cash or cash equivalents) shall be determined by the General Partner using such reasonable method of valuation as it may adopt, or in the case of a liquidating distribution pursuant to Article XIII of the Agreement, shall be determined and allocated by the Liquidator using such reasonable methods of valuation as it may adopt. The General Partner, or the Liquidator, as the case may be, shall allocate such aggregate fair market value among the assets of the Partnership in such manner as it determines in its sole and absolute discretion to arrive at a fair market value for individual properties.

         E. The provisions of the Agreement (including this EXHIBIT B and the other Exhibits to the Agreement) relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-l(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership, the General Partner, or the Limited Partners) are computed in order to comply with such Regulations, the General Partner may make such modification without regard to Article XIV of the Agreement, provided that it is not likely to have a material effect on the amounts distributable to any Person pursuant to
Article XIII of the Agreement upon the dissolution of the Partnership. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

2.  NO INTEREST

    No interest shall be paid by the Partnership on Capital Contributions or on balances in Partners' Capital Accounts.

3.  NO WITHDRAWAL

    No Partner shall be entitled to withdraw any part of its Capital Contribution or Capital Account or to receive any distribution from the Partnership, except as provided in Articles IV, V, VII and XIII of the Agreement.

                                      EXHIBIT C
                               SPECIAL ALLOCATION RULES

1.  SPECIAL ALLOCATION RULES.

    Notwithstanding any other provision of the Agreement or this EXHIBIT C, the following special allocations shall be made in the following order:

    A. MINIMUM GAIN CHARGEBACK. Notwithstanding the provisions of Section 6.1 of the Agreement or any other provisions of this EXHIBIT C, if there is a net decrease in Partnership Minimum Gain during any Partnership Year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, as determined under Regulations
Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f)(6). This Section 1.A is intended to comply with the minimum gain chargeback requirements in Regulations Section 1.704-2(f) and, for purposes of this Section 1.A only, each Partner's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of this Agreement with respect to such Partnership Year and without regard to any decrease in Partner Minimum Gain during such Partnership Year.

    B. PARTNER MINIMUM GAIN CHARGEBACK. Notwithstanding any other provision of Section 6.1 of this Agreement or any other provisions of this EXHIBIT C (except Section 1.A hereof), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership Year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)
(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)
(5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i) (4). This Section 1.B is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith. Solely for purposes of this
Section 1.B, each Partner's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of the Agreement or this Exhibit with respect to such Partnership Year, other than allocations pursuant to Section 1.A hereof.

    C. QUALIFIED INCOME OFFSET. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704-l(b)(2)(ii)(d)(4), 1.704-l(b)(2)(ii)(d)(5), or
1.704-l(b)(2)(ii)(d)(6), and after giving effect to the allocations required under Sections 1.A and 1.B hereof with respect to such Partnership Year, such Partner has an Adjusted Capital Account Deficit, items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income and gain for the Partnership Year) shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible. This
Section 1.C is intended to constitute a "qualified income offset" under Regulations Section 1.704-l(b)(2)(ii)(d) and shall be interpreted consistently therewith.

    D. GROSS INCOME ALLOCATION. In the event that any Partner has an Adjusted Capital Account Deficit at the end of any Partnership Year (after taking into account allocations to be made under the preceding paragraphs hereof with respect to such Partnership Year), each such Partner shall be specially allocated items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income and gain for the Partnership Year) in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit.

    E.  NONRECOURSE DEDUCTIONS.  Nonrecourse Deductions for any Partnership
Year shall be allocated to the Partners in accordance with their respective Percentage Interests. If the General Partner determines in its good faith discretion that the Partnership's Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the Limited Partners, to revise the prescribed ratio for such Partnership Year to the numerically closest ratio which would satisfy such requirements.

    F. PARTNER NONRECOURSE DEDUCTIONS. Any Partner Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Sections 1.704-2(b)(4) and 1.704-2(i).

    G. CODE SECTION 754 ADJUSTMENTS. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Regulations Section 1.704-l(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

2.  ALLOCATIONS FOR TAX PURPOSES

    A. Except as otherwise provided in this Section 2, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Section 6.1 of the Agreement and
Section 1 of this EXHIBIT C.

    B. In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, and deduction shall be allocated for federal income tax purposes among the Partners as follows:

    (1) (a) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners consistent with the principles of Section 704(c) of the Code to take into account the variation between the 704(c) Value of such property and its adjusted basis at the time of contribution (taking into account
              Section 2.C of this EXHIBIT C); and

         (b) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this EXHIBIT C.

    (2)  (a)  In the case of an Adjusted Property, such items shall

                (i) first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to EXHIBIT B;

               (ii) second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with Section 2.B(1) of this EXHIBIT C; and

         (b) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner its correlative item of "book" gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this EXHIBIT C.

    C. To the extent Regulations promulgated pursuant to Section 704(c) of the Code permit a Partnership to utilize alternative methods to eliminate the disparities between the Carrying Value of property and its adjusted basis, the General Partner shall, subject to the following, have the authority to elect the method to be used by the Partnership and such election shall be binding on all Partners. With respect to the Contributed Properties transferred to the Partnership in connection with the Consolidation, the Partnership shall elect to use the "traditional method" set forth in Regulations Section 1.704-3(b).

                                      EXHIBIT D
                                 NOTICE OF REDEMPTION

         The undersigned hereby irrevocably (i) tenders for redemption ________ Partnership Units in SL Green Operating Partnership, L.P. in accordance with the terms of the First Amended and Restated Agreement of Limited Partnership of SL Green Operating Partnership, L.P., as amended, and the Redemption Right referred to therein, (ii) surrenders such Partnership Units and all right, title and interest therein and (iii) directs that the Cash Amount or Shares Amount (as determined by the General Partner) deliverable upon exercise of the Redemption Right be delivered to the address specified below, and if Shares are to be delivered, such Shares be registered or placed in the name(s) and at the address(es) specified below. The undersigned hereby represents, warrants, and certifies that the undersigned (a) has marketable and unencumbered title to such Partnership Units, free and clear of the rights of or interests of any other person or entity, (b) has the full right, power and authority to redeem and surrender such Partnership Units as provided herein and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consult or approve such redemption and surrender.

Dated:________________            Name of Limited Partner:_____________________


                                       ________________________________________
                                       (Signature of Limited Partner)



                                       ________________________________________
                                       (Street Address)

                                       ________________________________________
                                       (City)   (State)              (Zip Code)

                             Signature Guaranteed by:__________________________



IF SHARES ARE TO BE ISSUED, ISSUE TO:

Name:

Please insert social security or identifying number:

                                      EXHIBIT E
                            VALUE OF CONTRIBUTED PROPERTY

Underlying Property               704(c) Value             Agreed Value
-------------------               ------------             ------------


                                         E-1